Exhibit 4.5

Execution Version

HAMMERHEAD RESOURCES INC. (f/k/a CANADIAN INTERNATIONAL OIL CORP.),

as Issuer,

and the Guarantors party hereto

12.00% Senior PIK Toggle Notes due 2024

AMENDED AND RESTATED INDENTURE

Dated as of June 19, 2020

Computershare Trust Company, N.A.,

as Trustee, Registrar and Paying Agent

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Private Resale Appendix

Exhibit 1 to Appendix – Form of Security

Exhibit A – Form of Transferee Letter of Representation

Exhibit B – Form of Supplemental Indenture to be delivered by subsequent Guarantors

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AMENDED AND RESTATED INDENTURE, dated as of June 19, 2020, between Hammerhead Resources Inc. (f/k/a Canadian International Oil Corp.) (including any successors in accordance with this Indenture, the “Company”), a corporation incorporated under the Business Corporations Act (Alberta), the Guarantors (as defined herein) and Computershare Trust Company, N.A., as trustee (the “Trustee”), which amends and restates in full without novation that certain Indenture, dated as of July 10, 2017 (the “Existing Indenture”), among the Company, the guarantors party thereto and the Trustee.

The Existing Indenture and the US$160,000,000 of 9.00% Senior Notes due 2022 (the “Existing Securities”) issued and authenticated thereunder are hereby amended and restated in its entirety as of the Amendment Date without novation. The parties hereto acknowledge and agree that (a) this Indenture and the Securities authenticated hereunder on the Amendment Date do not constitute a novation, repayment or reborrowing, or a termination of the Obligations under the Existing Indenture, (b) the Obligations under the Existing Indenture shall continue in full force and effect (as amended and restated hereby) and the Existing Securities shall be amended, restated and re-evidenced by the Securities authenticated pursuant to this Indenture on the Amendment Date.

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders of the Securities issued under this Indenture:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01 Definitions.

“Acquired Debt” means, with respect to any specified Person:

(1)

Indebtedness of any other Person existing at the time such other Person is consolidated, amalgamated or combined with or merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person consolidating, amalgamating or combining with or merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2)	Indebtedness secured by a Lien encumbering any asset acquired by such specified Person;

provided that any Indebtedness of such Person that is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon completion of the transaction by which such other Person is consolidated, amalgamated or combined with or merged with or into, or becomes a Restricted Subsidiary of, such Person will not be Acquired Debt.

“Additional Amounts” has the meaning assigned to that term in Section 2.14(b) hereof.

“Additional Securities” means Securities issued under this Indenture after the Amendment Date and in compliance with Sections 2.13 and 4.05 hereof, it being understood that any Securities issued in replacement of any Security issued pursuant to Section 2.07 hereof shall not be an Additional Security.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Affiliate Transaction” has the meaning assigned to that term in Section 4.08(a) hereof.

“Rule 144A” has the meaning assigned to that term in the Appendix.

“Agent Members” has the meaning assigned to that term in the Appendix.

“All-in Yield” means, as to any Credit Agreement, the yield thereon payable to all lenders under such Credit Agreement, whether in the form of interest rate, premiums, margin, original issue discount, up-front fees, rate floors or otherwise; provided, that (i) original issue discount and up-front fees shall be equated to interest rate assuming a 4-year life to maturity (or, if less, the remaining life of such loans); and (ii) “All-in Yield” shall not include (x) changes in the underlying LIBOR rate (or similar rate) or prime or base rate not caused by any amendment, supplement, modification, or replacement to such Credit Agreement or (y) arrangement, commitment, underwriting, structuring or similar fees paid to arrangers for such loans or customary consent fees for an amendment paid generally to consenting lenders; provided, further, that “All-in Yield” shall include any arrangement, commitment, underwriting, structuring or similar fees to the extent such fees are in excess of 3.00% in the aggregate in respect of such Credit Agreement.

“Alternate Offer” has the meaning assigned to that term in Section 4.09(f) hereof.

“Amendment Date” means June 19, 2020.

“Amendment Date Investment” means the C$75.0 million cash equity investment made by the Sponsor in the Company on June 17, 2020 in connection with the amendment and restatement of the Existing Indenture and the transactions contemplated thereby and in connection therewith.

“Appendix” has the meaning assigned to that term in Section 7.01 hereof.

“Applicable Securities Laws” means, at any time, the securities laws (including rules, regulations, policies, instruments and blanket orders) of the Province of Alberta that would be applicable to the Company at that time if it was a “reporting issuer” (or its equivalent) under the securities laws of Canada.

“Asset Sale” means:

(1)	the sale, lease, conveyance or other disposition of any assets or rights by the Company or any Restricted Subsidiaries; provided that the sale, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by Section 4.09 and/or Article 5 hereof and not by Section 4.07 hereof; and

(2)	the issuance of Equity Interests by any Restricted Subsidiaries or the sale by the Company or any Restricted Subsidiaries of Equity Interests in any of the Company’s Subsidiaries.

Notwithstanding the preceding, the following items will be deemed not to be an Asset Sale:

(1)	any single transaction or series of related transactions that involves assets having a Fair Market Value of less than C$2.5 million;

(2)	a transfer of assets between or among the Company and the Guarantors;

(3)	an issuance or sale of Equity Interests by a Restricted Subsidiary to the Company or to any other Restricted Subsidiary;

(4)

(i) the sale, lease or other transfer of products, services or accounts receivable in the ordinary course of business and (ii) any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business (including the abandonment or other disposition of intellectual property that is, in the reasonable judgment of the Company, no longer economically practicable to maintain or useful in the conduct of the business of the Company and the Restricted Subsidiaries taken as whole);

(5)	licenses and sublicenses by the Company or any Restricted Subsidiary of software or intellectual property in the ordinary course of business;

(6)	any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;

(7)	the granting of Liens not prohibited by Section 4.10 hereof;

(8)	the sale or other disposition of cash or Cash Equivalents or other financial instruments (other than Oil and Gas Hedging Contracts);

(9)	a transaction that results in a Restricted Payment that does not violate Section 4.04 hereof or a Permitted Investment;

(10)	sale or transfer of Petroleum Substances (including pursuant to Oil and Gas Hedging Contracts) or other mineral products in the ordinary course of business;

(11)	an Asset Swap;

(12)	the expiration or lapse of the license or lease of Oil and Gas Properties of the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(13)

the dilution, abandonment or forfeiture of interests in Oil and Gas Properties of the Company or any of its Restricted Subsidiaries pursuant to the operating agreements or other instruments or agreements in the ordinary course of business;

(14)

farm-outs of developed or undeveloped Oil and Gas Properties, deemed transfers of working interests under any joint operating agreement as the result of electing (or being deemed to have elected) not to participate in the drilling operations for a new well, and assignments and under pooling or unitization agreements or other similar contracts that are usual and customary in the Oil and Gas Business;

(15)

sales or grants of licenses or sublicenses to use patents, trade secrets, know-how and other intellectual property to the extent not materially interfering with the business of the Company and the Restricted Subsidiaries taken as a whole;

(16)

sales, transfers or other dispositions of Oil and Gas Properties or interests therein, provided that at the time of any such disposition such Oil and Gas Properties do not have associated with them any Proved Reserves;

(17)

any Reserve Sales; provided that any such Reserve Sales, other than incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary, shall have been created, incurred, issued, assumed or Guaranteed in connection with the financing of, and within 60 days after the acquisition of, the property that is subject thereto; and

(18)

sales, conveyances, transfers and other dispositions of Investments in joint ventures to the extent permitted by this Indenture and required by customary buy/sell or put/call arrangements between the joint venture parties set forth in joint venture arrangements or similar binding arrangements; provided that the net cash proceeds, if any, received by the Company or any Restricted Subsidiary in connection with any such disposition shall be applied in accordance with Section 4.07 hereof.

“Asset Sale Offer” has the meaning assigned to that term in Section 4.07(c) hereof.

“Asset Swap” means any substantially contemporaneous (and in any event occurring within 180 days of each other) purchase and sale or exchange of any assets (other than Capital Stock) or properties (including leases) used or useful in the Oil and Gas Business between the Company or any Restricted Subsidiary and another Person; provided, that the Fair Market Value of the properties or assets traded or exchanged by the Company or such Restricted Subsidiary (together with any cash and Cash Equivalents) is reasonably equivalent to the Fair Market Value of the properties or assets (together with any cash and Cash Equivalents) to be received by the Company or such Restricted Subsidiary, and provided further that any net cash received must be applied in accordance with Section 4.07 hereof if then in effect.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with IFRS; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

“Authorized Agent” has the meaning assigned to that term in Section 12.07 hereof.

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended, and codified as 11 U.S.C. §§ 101 et seq.

“Bankruptcy Law” means any applicable Canadian or other law relating to bankruptcy, insolvency, reorganization, arrangement, compromise, administration, liquidation, provisional liquidation, receivership, sequestration, schemes of arrangement or similar matters (including provisions of any corporate statutes of similar effect), the Bankruptcy Code, or any similar, Federal, state, or non-US bankruptcy, insolvency, receivership or similar law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1)	with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)	with respect to a partnership, the Board of Directors of the general or managing partner of the partnership;

(3)	with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4)	with respect to any other Person, the board or committee of such Person serving a similar function.

“Borrowing Base” means, at the time any determination is to be made, the maximum amount in Canadian dollars (or the United States dollar equivalent thereof) determined or redetermined by the lenders under the Credit Agreement as the aggregate lending value to be ascribed to the Oil and Gas Properties of the Company and the Guarantors against which such lenders are prepared to provide loans or other Indebtedness to the Company under the Credit Agreement, provided that the aggregate lending value as so determined constitutes a reserve based borrowing base as is customary for oil and gas secured loan transactions, in accordance with customary oil and gas lending criteria, in each case as determined at least annually during each year and/or on such other occasions as may be required or permitted by the Credit Agreement, and which is based upon, inter alia, the review by such lenders of the reserves of Petroleum Substances, royalty interests and other Indebtedness of the Company and the Restricted Subsidiaries; provided that the calculation of the “Borrowing Base” under the Credit Agreement (as in effect on the Amendment Date) shall in all events be deemed to satisfy the foregoing proviso.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York and Calgary, Alberta are authorized or required by law to close.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet (excluding the footnotes thereto) prepared in accordance with IFRS, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty; provided that any lease (whether entered into before or after the date hereof) that would have been characterized as an operating lease by IFRS as in effect on December 31, 2016 shall be deemed to not be a capital lease and to not create Capital Lease Obligations.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock or shares;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock or shares;

(3)	in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)

any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1)	United States or Canadian dollars;

(2)

securities issued or directly and fully guaranteed or insured by the federal government of the United States or Canada or any agency or instrumentality thereof (provided that the full faith and credit of the federal government of the United States or Canada is pledged in support of those securities) having maturities of not more than twelve months from the date of acquisition;

(3)

certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances or bearer deposit notes with maturities not exceeding six months and overnight bank deposits, in each case, with any U.S. or Canadian commercial bank or Canadian branch of a foreign bank having capital and surplus in excess of US$500.0 million and a Thomson Bank Watch Rating of “B” or better;

(4)

repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)	commercial paper having one of the two highest ratings obtainable from Moody’s, S&P or Dominion Bond Rating Service and, in each case, maturing within six months after the date of acquisition; and

(6)	money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

“Change of Control” means the occurrence of any of the following:

(1)

the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger, amalgamation, plan of arrangement or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and the Restricted Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act));

(2)	the adoption of a plan by the Board of Directors of the Company or the shareholders of the Company relating to the liquidation or dissolution of the Company; or

(3)

the consummation of any transaction (including, without limitation, any merger, amalgamation, plan of arrangement or consolidation), the result of which is that any Person (including any “person” (as defined above)), excluding any one or more of the Permitted Holders, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, in each case, measured by voting power rather than number of shares.

Notwithstanding the foregoing, a conversion of the Company or any Restricted Subsidiary from a limited partnership, corporation, limited liability company or other form of entity to a limited liability company, corporation, limited partnership or other form of entity or an exchange of all of the outstanding Equity Interests in one form of entity for Equity Interests in another form of entity shall not constitute a Change of Control, so long as following such conversion or exchange the “persons” (as that term is used in Section 13(d)(3) of the Exchange Act) who Beneficially Owned the Capital Stock of the Company immediately prior to such transactions continue to Beneficially Own in the aggregate more than 50% of the Voting Stock of such entity, or continue to Beneficially Own sufficient Equity Interests in such entity to elect a majority of its directors, managers, trustees or other persons serving in a similar capacity for such entity or its general partner, as applicable, and, in either case, no “person” (other than a Permitted Holder) Beneficially Owns more than 50% of the Voting Stock of such entity or its general partner, as applicable.

“Change of Control Offer” has the meaning assigned to that term in Section 4.09(a) hereof.

“Change of Control Payment” has the meaning assigned to that term in Section 4.09(a) hereof.

“Change of Control Purchase Date” has the meaning assigned to that term in Section 4.09(c) hereof.

“Code” has the meaning assigned to that term in the definition of “FATCA.”

“commercial banks” means commercial banks having an established business providing reserve based credit facilities, and includes any assignee of any of the foregoing which is not otherwise a commercial bank provided the assignee is either an Affiliate (where Affiliate is as defined in the Credit Agreement or in any other Credit Facility where the definition is substantially the same as in the Credit Agreement) of the assigning commercial bank or a fund managed or administered by the assigning commercial bank or an Affiliate thereof (as defined in this definition) and, in each case, the assigning commercial bank shall remain liable for the obligations so assigned.

“Company” has the meaning given to that term in the preamble hereto.

“Consolidated Cash Flow” means, with respect to any period, the Consolidated Net Income for such period plus, without duplication:

(1)

(i) provision for taxes based on income, profits or capital of the Company and all Restricted Subsidiaries and (ii) carbon taxes, levies or similar taxes, levies or assessments, in each case, for such period, to the extent that such provision for taxes, or levies or assessments were deducted in computing Consolidated Net Income; plus

(2)	the Fixed Charges of the Company and all Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing Consolidated Net Income; plus

(3)

accrued and unpaid dividends on the Convertible Preferred Shares which have not been declared payable by the Board of Directors of the Company, to the extent that such dividends were deducted in computing Consolidated Net Income; plus

(4)	exploration and abandonment expense to the extent deducted in computing Consolidated Net Income; plus

(5)

depreciation, depletion, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), impairment charges, write-downs and write-offs and all other non-cash charges and expenses (excluding any such non-cash charge or expense to the extent that it represents an accrual of or reserve for cash charges or expenses in any future period or amortization of a prepaid cash charge or expense that was paid in a prior period) of the Company and all Restricted Subsidiaries for such period, to the extent that such non-cash charges or expenses were deducted in computing such Consolidated Net Income; plus

(6)

any fees, expense or charges related to any offering of Equity Interests, Permitted Investments, acquisitions, dispositions or Indebtedness permitted to be incurred by this Indenture (in each case, whether or not successful), to the extent that such fees, expenses and charges were deducted in computing Consolidated Net Income; plus

(7)

all one-off financing costs (whether paid, payable, added to principal or amortized) incurred by the Company and all Restricted Subsidiaries in connection with the Credit Facilities and the offering of the Securities and any refinancing of any part or the whole of the Credit Facilities or the Securities to the extent that such one-off financing costs were deducted in computing Consolidated Net Income; and minus

(8)	non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with IFRS.

“Consolidated Net Income” means, with respect to any period, the aggregate of the net income (loss) of the Company and its Restricted Subsidiaries for such period, on a consolidated basis determined in accordance with IFRS and without any reduction in respect of Preferred Stock dividends; provided that:

(1)

all extraordinary, non-recurring or unusual gains or losses and all gains or losses realized in connection with any Asset Sale (without giving effect to clause (1) of the second paragraph of the definition thereof) or the disposition of securities, together with any related provision for taxes on any such gain or loss, will be excluded;

(2)

the net income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the Company or any Restricted Subsidiary;

(3)

the net income (but not loss) of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, partners or members (with respect to which the requisite consents have not been obtained or the relevant requirements waived);

(4)	the cumulative effect of a change in accounting principles will be excluded;

(5)

unrealized losses and gains (i) related to foreign currency translations or transactions (including remeasurements of Indebtedness) and (ii) under the Convertible Preferred Shares, Hedging Obligations and any other derivative or financial instruments included in the determination of Consolidated Net Income, including, without limitation those resulting from the application of IFRS 9 will be excluded;

(6)	any asset impairment charges, asset writedowns, asset write-offs or asset write-ups or amortization of intangibles, in each case under IFRS or Applicable Securities Laws, will be excluded;

(7)

any non-cash compensation charges will be excluded, including, but not limited to, (a) any income or charge attributable to a stock-based post-employment benefit program other than the current service costs and any past service costs and curtailments and settlements attributable to such program and (b) any expense referable to equity-settled share-based compensation of employees; and

(8)

all net after-tax income, loss, expense or charge attributable to the early extinguishment or cancellation of Indebtedness, Hedging Obligations or other derivative instruments (including deferred financing costs written off and premiums paid) will be excluded.

“Consolidated Net Working Capital” of any Person as of any date of determination means the difference (shown on the balance sheet of such Person and its Restricted Subsidiaries determined on a consolidated basis in accordance with IFRS as of the end of the most recent fiscal quarter of such Person for which internal financial statements are available) between (i) all current assets of such Person and its Restricted Subsidiaries except current assets related to Hedging Obligations, and (ii) all current liabilities of such Person and its Restricted Subsidiaries except the current portion of long-term Indebtedness and current liabilities related to Hedging Obligations.

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Convertible Preferred Shares” means Series I through IX of convertible preferred shares, inclusive of the first preferred shares of the Company; provided that Series I, IV, VI and VIII are not convertible and are not entitled to receive dividends.

“Corporate Trust Office” means the office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 8742 Lucent Boulevard, Suite 225, Highlands Ranch, Colorado 80129, or such other address as the Trustee may designate from time to time by notice to the holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the holders and the Company).

“Covenant Defeasance” has the meaning assigned to that term in Section 8.01(b) hereof.

“Credit Agreement” means that certain amended and restated credit agreement entered into among the Company, as borrower, and The Toronto-Dominion Bank, as agent, and the other lenders party thereto, dated July 10, 2017, as amended, including any related notes, debentures, pledges, guarantees, security documents, instruments and agreements executed from time to time in connection therewith, as the same may be further amended, supplemented, modified, extended, renewed, restated, refunded, refinanced or otherwise replaced in whole or in part from time to time (whether provided under the original Credit Agreement or other Credit Facilities). For greater certainty, it is acknowledged that (i) hedging contracts entered into with a person that at that time is a lender (or an Affiliate thereof) under the Credit Agreement are separate from, are not included within and do not form part of any above inclusions of the Credit Agreement and (ii) all Indebtedness incurred under any Credit Agreement shall be in compliance with the requirements set forth in the definition of “Credit Facilities.”

“Credit Facilities” means, with respect to the Company or any Restricted Subsidiary, the Credit Agreement and one or more credit facilities, which credit facilities consist of borrowing base revolving credit facilities, letter of credit facilities, letter of credit guarantee facilities, and/or term loan facilities, in each case as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time; provided that, in all cases, the All-in Yield of the loans under each such credit facility shall not exceed LIBOR plus 8.25% or prime or U.S. base rate plus 7.25%.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Security” means a certificated Security bearing, if required, the appropriate restricted securities legend set forth in Section 1.3(e) hereof.

“Depositary” means, with respect to the Securities issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Securities, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Company, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Securities mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a

Change of Control or an Asset Sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.04 hereof. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company and the Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Dollar-Denominated Production Payments” means production payment obligations recorded as liabilities in accordance with IFRS, together with all undertakings and obligations in connection therewith.

“DTC” means The Depository Trust Company, its nominees, successors and assigns.

“Equity Interests” of any Person means (1) any and all Capital Stock of such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such Capital Stock of such Person, but excluding from all of the foregoing any debt securities convertible into Equity Interests, regardless of whether such debt securities include any right of participation with Equity Interests.

“Equity Offering” means a sale of Equity Interests of the Company (other than Disqualified Stock, other than to a Subsidiary of the Company and other than sales or other issuances of Equity Interests under any employee benefit plan) made for cash on a primary basis by the Company after the date of this Indenture.

“Event of Default” has the meaning assigned to that term in Section 6.01 hereof.

“Excess Proceeds” has the meaning assigned to that term in Section 4.07(c) hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Indebtedness” means all Indebtedness, Disqualified Stock and Preferred Stock of the Company and its Subsidiaries in existence (other than the Indebtedness under the Credit Agreement) on the date of this Indenture, until such amounts are repaid.

“Existing Indenture” has the meaning assigned to that term in the recitals hereto.

“Existing Securities” has the meaning assigned to that term in the recitals hereto.

“Expected Production” means, for any 24-month period, expected production of proved, developed producing reserves of Petroleum Substances of the Company and its Subsidiaries, net of royalties, as described in the Company’s most recent Summary Engineering Report.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction (at the time of such transaction) not involving distress or necessity of either party, determined in good faith in the case of amounts that are C$10.0 million or more, by an officer of the Company and, in the case of amounts of C$20.0 million or more, by the Board of Directors of the Company whose resolution with respect thereto will be delivered to the Trustee.

“FATCA” means (a) Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended from time to time (including regulations and guidance thereunder (the “Code”), (b) any successor version thereof, (c) any agreement entered into pursuant to Section 1471(b)(1) of the Code or (d) any law, regulation, rule or practice implementing an intergovernmental agreement or approach thereto.

“Financial Drilling Joint Venture” means any transaction or series of related transactions involving a private equity fund, credit fund, hedge fund or other financial institution, either directly, through a portfolio company, or otherwise, engaging in “drillco” arrangements, drilling joint ventures, joint development arrangements, drilling participation arrangements, or other similar arrangements.

“Fixed Charge Coverage Ratio” means, with respect any period, the ratio of the Consolidated Cash Flow for such period to the Fixed Charges for such period. In the event that the Company or any Restricted Subsidiary incurs, assumes, Guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems Preferred Stock and/or Disqualified Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “FCCR Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of Preferred Stock and/or Disqualified Stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four- quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)

acquisitions that have been made by the Company or any Restricted Subsidiary, including through consolidations, amalgamations, plans of arrangement or merger or the acquisition of any Person by the Company or any Restricted Subsidiary, and including all related financing transactions and including increases in ownership of the Company or any Restricted Subsidiary, during the four-quarter reference period or subsequent to such reference period and on or prior to the FCCR Calculation Date, or that are to be made on the FCCR Calculation Date, will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period, and any Consolidated Cash Flow for such period will be calculated giving pro forma effect to any operating improvements or cost savings that have occurred or are reasonably expected to occur in the reasonable judgment of the principal accounting officer of the Company;

(2)

the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with IFRS, and operations or businesses (and ownership interests therein) disposed of prior to the FCCR Calculation Date, will be excluded;

(3)

the Fixed Charges attributable to discontinued operations, as determined in accordance with IFRS, and operations or businesses (and ownership interests therein) disposed of prior to the FCCR Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the Company or any Restricted Subsidiary following the FCCR Calculation Date;

(4)	any Person that is a Restricted Subsidiary on the FCCR Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(5)	any Person that is not a Restricted Subsidiary on the FCCR Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four- quarter period; and

(6)

if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the FCCR Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness; provided that Hedging Obligations with a remaining term of less than 12 months will be taken into account for the number of months remaining).

“Fixed Charges” means the sum, without duplication, of:

(1)

the consolidated interest expense of the Company and the Restricted Subsidiaries for such period, whether paid or accrued (excluding (i) write-off of deferred financing costs and (ii) accretion of interest charges on future reclamation and abandonment obligations, future retirement benefits and other obligations that do not constitute Indebtedness, but including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the imputed interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings), and net of the effect of all payments made or received pursuant to Interest Rate Agreements; plus

(2)	the consolidated interest expense of the Company or any Restricted Subsidiary that was capitalized during such period; plus

(3)

interest on Indebtedness of another Person that is Guaranteed by the Company or any Restricted Subsidiary or secured by a Lien on assets of the Company or any Restricted Subsidiary, whether or not such Guarantee or Lien is called upon; plus

(4)

all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock of the Company or any series of Preferred Stock of the Company or any Restricted Subsidiary, other than (i) accrued and unpaid dividends on the Convertible Preferred Shares which have not been declared payable by the Board of Directors of the Company and (ii) dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or any Restricted Subsidiary,

in each case, on a consolidated basis and determined in accordance with IFRS.

“Global Security” has the meaning assigned to that term in the Appendix.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States (including any agency or instrumentality thereof) for the payment of which obligations or guarantees the full faith and credit of the United States is pledged and which are not callable or redeemable at the Company’s option.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise). When used as a verb, “Guarantee” has a correlative meaning.

“Guaranteed Obligations” has the meaning assigned to that term in Section 10.01(a) hereof.

“Guarantors” means each Subsidiary of the Company that executes a Note Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under any (i) Interest Rate Agreement, (ii) Oil and Gas Hedging Contract and (iii) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices and not entered into for speculative purposes.

“holder” or “Securityholder” means a Person in whose name a Security is registered on the Registrar’s books.

“IAI” means an institutional “accredited investor” that meets the requirements set forth in Rule 501(a), (1), (2), (3) or (7) under the Securities Act.

“IAI Global Security” has the meaning assigned to that term in the Appendix.

“IFRS” means International Financial Reporting Standards as issued by the International Accounting Standards Board, as in effect from time to time in Canada, other than with respect to Capital Lease Obligations, which shall be calculated in accordance with IFRS as of December 31, 2016.

“incur” has the meaning assigned to that term in Section 4.05(a) hereof.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1)	in respect of borrowed money;

(2)	evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)	in respect of bankers’ acceptances;

(4)	representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

(5)

representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed (unless such balance is being contested in good faith by appropriate proceedings promptly instituted and diligently concluded); or

(6)	representing the net amount of any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit, Hedging Obligations and Attributable Debt) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with IFRS. In addition, the term “Indebtedness” includes (a) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person); provided that if such Indebtedness is not assumed by the specified Person, the amount of such Indebtedness will be the lesser of (i) the Fair Market Value of such asset at such date of determination and (ii) the amount of such Indebtedness of the specified Person and (b) to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person (including, with respect to any Production Payment, any warranties or guarantees of production or payment by such Person with respect to such Production Payment, but excluding other contractual obligations of such Person with respect to such Production Payment).

In addition, “Indebtedness” of any Person shall include Indebtedness described in the preceding paragraph that would not appear as a liability on the balance sheet of such Person if:

(1)	such Indebtedness is the obligation of a partnership that is not a Restricted Subsidiary (a “Joint Venture Partnership”);

(2)	such Person or a Subsidiary of such Person is a general partner of the Joint Venture Partnership (a “Joint Venture General Partner”); and

(3)

there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Subsidiary of such Person; and then such Indebtedness shall be included in an amount not to exceed:

(a)

the lesser of (i) the net assets of the Joint Venture General Partner and (ii) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Subsidiary of such Person; or

(b)

if less than the amount determined pursuant to clause (a) immediately above, the actual amount of such Indebtedness that is recourse to such Person or a Subsidiary of such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount and the related interest expense shall be included in Fixed Charges to the extent actually paid by such Person or its Subsidiaries.

Notwithstanding the foregoing, and for the avoidance of doubt, “Indebtedness” shall not include (i) accrued expenses and royalties arising in the ordinary course of business, (ii) obligations to satisfy customer prepayment arrangements arising in the ordinary course of business, (iii) asset retirement obligations, (iv) obligations in respect of environmental reclamation or site rehabilitation, (v) obligations under farm-in and farm-out agreements or operating agreements, (vi) workers compensation obligations (including superannuation, pensions and retiree medical care) that are not overdue by more than 90 days and (vi) Capital Stock.

“Indemnified Tax” has the meaning assigned to that term in Section 2.14(b) hereof.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Initial Interest Period” has the meaning assigned to that term in paragraph 1 of the Securities.

“Interest Payment Date” has the meaning assigned to that term in paragraph 1 of the Securities.

“Interest Period” has the meaning assigned to that term in paragraph 1 of the Securities.

“Interest Rate Agreement” means any interest rate swap agreement (whether from fixed to floating or from floating to fixed), interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in interest rates and is not for speculative purposes.

“Investment Grade Rating” means a rating equal to or higher than (i) in the case of Moody’s, Baa3, (ii) in the case of S&P, BBB- and (iii) in the case of any other Rating Agency described in clause (2) of the definition thereof, an equivalent or higher rating.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding (i) commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business and (ii) deposits, extensions of credit or advances to customers, suppliers, lessors or regulatory bodies that are incurred or made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with IFRS. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary, the Person disposing of such Equity Interests will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Company and all Restricted Subsidiaries’ Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in Section 4.04(c) hereof. The acquisition by the Company or any Restricted Subsidiary of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in Section 4.04(c) hereof. Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Issue Date” means July 10, 2017.

“Judgment Currency” has the meaning assigned to that term in Section 12.21 hereof.

“Event of Default” has the meaning assigned to that term in Section 8.01(a) hereof.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in such asset and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Moody’s” means Moody’s Investors Service, Inc., and any successor to the ratings business thereof.

“Net Proceeds” means the aggregate cash proceeds and Cash Equivalents received by the Company or any Restricted Subsidiary in respect of any Asset Sale (including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale) after making any payments to holders of minority interests in any assets sold, net of (i) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (ii) amounts required to be applied to the repayment of Indebtedness, other than revolving credit Indebtedness under a Credit Facility where the repayment is not made on a permanent basis, secured by a Lien on the asset or assets that were the subject of such Asset Sale, (iii) any reserve for adjustment or indemnification obligations in respect of the sale price of such asset or assets established in accordance with IFRS and (iv) any portion of the purchase price from an Asset Sale placed in escrow pursuant to the terms of such Asset Sale (either as a reserve for the adjustment of such purchase price or for satisfaction of indemnities with respect to such Asset Sale) until the termination of such escrow.

“NI 51-101” means National Instrument 51-101, Standards of Disclosure for Oil and Gas Activities as published by the Canadian Securities Administrators.

“Non-Recourse Debt” means Indebtedness of an Unrestricted Subsidiary:

(1)

as to which neither the Company nor any Restricted Subsidiary (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise, except, if applicable, to the extent of any Guarantee of such Indebtedness where recourse for such Guarantee is limited solely to the Equity Interests of such Unrestricted Subsidiary; and

(2)

as to which the lenders of such Indebtedness have been notified in writing that they will not have any recourse to the Capital Stock or assets of the Company or any Restricted Subsidiary (other than the Equity Interests of such Unrestricted Subsidiary).

“Note Guarantee” means the Guarantee by each Guarantor of the Company’s obligations under this Indenture and the Securities, as provided in this Indenture.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means the President, Executive Chairman, Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, any Executive Vice President or Vice President, any Treasurer or any Secretary of the Company. “Officer” of any Guarantor has a correlative meaning.

“Officer’s Certificate” means a certificate signed by an Officer of the Company and provided to the Trustee.

“Oil and Gas Business” means (i) the acquisition, exploration, exploitation, extraction, development, production, operation and disposition of interests in oil, gas and other hydrocarbon and mineral properties, (ii) the gathering, marketing, treating, processing, refining, storage, selling and transporting of any production from such interests or properties and the marketing of Petroleum Substances obtained from unrelated Persons, (iii) any business relating to exploration for or development, production, treatment, processing, refining, storage, transportation or marketing of Petroleum Substances and other commodities (such as electricity) and other minerals and products produced in association therewith, and (iv) any activity that is ancillary to or necessary or appropriate for the activities described in clauses (i) through (iii) of this definition.

“Oil and Gas Hedging Contracts” means any puts, cap transactions, floor transactions, collar transactions, forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement in respect of Petroleum Substances and other commodities (such as electricity) to be used, produced, processed or sold by the Company or any Restricted Subsidiary that are customary in the Oil and Gas Business designed to protect such Person against fluctuation in prices of Petroleum Substances and such other commodities or basis costs or differential or other similar financial factors including contracts settled by physical delivery of the commodity and not for speculative purposes; provided that Production Payments will not be treated as Oil and Gas Hedging Contracts for purposes of this Indenture.

“Oil and Gas Properties” means all properties, including equity or other ownership interest therein, which contain or are believed to contain reserves of Petroleum Substances.

“Opinion of Counsel” means a written opinion reasonably acceptable to the Trustee from legal counsel and which opinion may be subject to customary assumptions, qualifications and exclusions. The counsel may be an employee of or counsel to the Company.

“pari passu” means the Securities and any other Indebtedness of the Company that ranks equally in right of payment to the Securities (without regard to whether any Indebtedness is secured or unsecured).

“Paying Agent” has the meaning assigned to that term in Section 2.03 hereof.

“Payment Default” has the meaning assigned to that term in Section 6.01(5)(A) hereof.

“Payor” has the meaning assigned to that term in Section 2.14(b) hereof.

“Permitted Business Investments” means Investments made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business as a means of actively exploiting, extracting, exploring for, acquiring, developing, processing, gathering, marketing or transporting oil, gas and other Petroleum Substances through agreements, transactions, interests or arrangements which permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of Oil and Gas Business jointly with third parties, including, without limitation, (i) ownership interests in oil, natural gas, other hydrocarbon and mineral properties or any interest therein or gathering, transportation, processing, storage or related systems, (ii) Investments in the form of or pursuant to operating agreements, processing agreements, farm-in agreements, farm-out agreements, developments agreements, area of mutual interest agreements, unitization agreements, pooling agreements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), subscription agreements, stock purchase agreements and other similar agreements with third parties (which for the avoidance of doubt, may include Unrestricted Subsidiaries whether wholly owned by the Company or otherwise), and (iii) direct or indirect ownership interests in drilling rigs, fracturing units, transportation equipment and other related equipment.

“Permitted Debt” has the meaning assigned to that term in Section 4.05(b) hereof.

“Permitted Holder” means each of Riverstone Seneca B.V., ZAM Ventures Luxembourg II S.A.R.L. and Riverstone V EMEA Holdings Coöperatief U.A. and any of their respective Related Investment Affiliates.

“Permitted Investments” means:

(1)

(a) any Investment by the Company or any Restricted Subsidiaries in the Equity Interests of the Subsidiaries as of the Issue Date and Investments by the Company and the Restricted Subsidiaries consisting of intercompany loans in the Company or any Subsidiary effective as of the Issue Date, (b) Investments by the Company or any Guarantor in the Company (including the Securities) or any Guarantor, (c)

Investments by a Restricted Subsidiary that is not a Guarantor in any Restricted Subsidiary that is not a Guarantor, (d) Investments by any Subsidiary that is not a Guarantor in the Company (including the Securities) or any Guarantor and (e) Investments by the Company or any Guarantor in any Restricted Subsidiary that is not a Guarantor, in an aggregate amount for all such Investments made pursuant to this clause (e) and clause (3)(b) below, not to exceed C$5.0 million in the aggregate;

(2)	any Investment in cash or Cash Equivalents;

(3)	any Investment by the Company or any Restricted Subsidiary in a Person, if as a result of such Investment:

(a)	such Person becomes a Guarantor;

(b)

the aggregate amount of such Investment in Equity Interests in persons that are not Guarantors and will not become Guarantors upon consummation of such acquisition shall not exceed, together with the Investments made pursuant to clause (1)(e) above, C$5.0 million in the aggregate; or

(c)	such Person is merged, consolidated, combined or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Restricted Subsidiary;

(4)	any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.07 hereof;

(5)	any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

(6)

any Investments received in compromise or resolution of (a) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any Restricted Subsidiary, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or (b) litigation, arbitration or other disputes;

(7)	Investments represented by Hedging Obligations;

(8)

loans or advances to employees made on or after the Amendment Date in the ordinary course of business of the Company or any Restricted Subsidiary in an aggregate principal amount not to exceed C$5.0 million, provided further that the Company shall not re-advance the amount of any loans or advances to employees existing as of the Amendment Date upon repayment thereof;

(9)	repurchases of the Securities;

(10)

(a) any Guarantee of Indebtedness permitted to be incurred under Section 4.05 hereof and (b) any Guarantee of performance or other obligations (other than Indebtedness) arising in the ordinary course of the Oil and Gas Business;

(11)

any Investment existing on, or made pursuant to binding commitments existing on, the date of this Indenture and any Investment consisting of an extension, modification or renewal of any Investment existing on, or made pursuant to a binding commitment existing on, the date of this Indenture; provided that the amount of any such Investment may be increased (a) as required by the terms of such Investment as in existence on the date of this Indenture or (b) as otherwise permitted under this Indenture; provided further that the Company shall not readvance the amount of any loans or advances to employees existing as of the Amendment Date upon repayment thereof;

(12)

Investments in prepaid expenses, prepaid assets, negotiable instruments held for collection or deposit and lease, utility and workers’ compensation, performance or other similar deposits made in the ordinary course of business;

(13)

Investments acquired after the date of this Indenture as a result of the acquisition by the Company or any Restricted Subsidiary of another Person, including by way of a merger, amalgamation, plan of arrangement or consolidation with or into the Company or any Restricted Subsidiary in a transaction that is not prohibited by Article 5 hereof after the date of this Indenture to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation, plan of arrangement or consolidation and were in existence on the date of such acquisition, merger, amalgamation, plan of arrangement or consolidation;

(14)	Permitted Business Investments; and

(15)

other Investments in any Person that is not a Restricted Subsidiary of the Company having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (15) that are at the time outstanding that do not exceed C$10.0 million.

“Permitted Liens” means:

(1)

Liens on assets of the Company or any Guarantor securing Indebtedness and other Obligations under Credit Facilities that were permitted by the terms of this Indenture to be incurred pursuant to Section 4.05(b)(1) hereof and/or securing Hedging Obligations related thereto and/or securing Obligations with regard to Treasury Management Arrangements;

(2)	Liens in favor of the Company or the Guarantors;

(3)

Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary or is merged with or into or consolidated, amalgamated or combined with the Company or any Restricted Subsidiary; provided that such Liens were in existence prior to the contemplation of such Person becoming a Restricted Subsidiary or such merger, consolidation, amalgamation or combination and do not extend to any assets other than those of the Person that becomes a Restricted Subsidiary or is merged with or into or consolidated, amalgamated or combined with the Company or any Restricted Subsidiary;

(4)

Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to such acquisition and not incurred in contemplation of such acquisition;

(5)

Liens to secure the performance of statutory or regulatory obligations, insurance, surety or appeal bonds, workers’ compensation obligations, bid, plugging and abandonment and performance bonds or other obligations of a like nature incurred in the ordinary course of business (including Liens to secure letters of credit issued to assure payment of such obligations);

(6)	Liens to secure Indebtedness permitted by Section 4.05(b)(4) hereof covering only the assets acquired, leased, improved or constructed with the proceeds of or financed by such Indebtedness;

(7)	Liens existing on the date of this Indenture (other than Liens described in clause (1) of this definition);

(8)	Liens created for the benefit of (or to secure) the Securities (or the Note Guarantees);

(9)	Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Indenture; provided, however, that:

(a)

the new Lien is limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(b)

the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged with such Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(10)

Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with IFRS has been made therefor;

(11)

Liens imposed by law, such as carriers’, warehousemen’s, landlord’s, lessor’s, suppliers’, banks’, repairmen’s and mechanics’ Liens, and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default (unless such payments are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded), in each case, incurred in the ordinary course of business;

(12)

Liens arising as a result of survey exceptions, easements, rights of way, zoning and similar restrictions, reservations (including severances, leases or reservations of minerals or water rights), restrictions or encumbrances in respect of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(13)	Liens on Capital Stock of an Unrestricted Subsidiary that secure Non-Recourse Debt or other obligations of such Unrestricted Subsidiary;

(14)

Liens arising under this Indenture in favor of the Trustee for its own benefit and similar Liens in favor of other trustees, agents and representatives arising under instruments governing Indebtedness permitted to be incurred under this Indenture; provided that such Liens are solely for the benefit of the trustees, agents or representatives in their capacities as such and not for the benefit of the holders of the Indebtedness;

(15)	Liens on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings;

(16)	filing of Personal Property Security Act (or equivalent statutes) financing statements in connection with operating leases;

(17)

Liens arising out of judgments or awards not constituting an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(18)	Liens on cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;

(19)

Liens on specific items of inventory or other goods (and the proceeds thereof) of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(20)	Liens arising out of grants of software and other technology licenses in the ordinary course of business;

(21)	Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(22)	Liens solely on any cash earnest money deposits made by the Company or any Restricted Subsidiary in connection with any letter of intent or purchase agreement permitted under this Indenture;

(23)	Liens in respect of Reserve Sales; provided that such Liens are limited to the property that is subject to such Reserve Sales;

(24)

Liens arising under oil and gas leases or subleases, assignments, farm-out agreements, farm-in agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of Petroleum Substances, unitizations and pooling designations, declarations, orders and agreements, development agreements, joint venture agreements, joint operating agreements, partnership agreements, operating agreements, royalties, working interests, net profits interests, joint interest billing arrangements, participation agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, licenses, sublicenses and other agreements which are customary in the Oil and Gas Business; provided, however, in all instances that such Liens are limited to the assets that are the subject of the relevant agreement, program, order or contract;

(25)	Liens to secure Hedging Obligations of the Company or any Restricted Subsidiary entered into in the ordinary course of business and not for speculative purposes; and

(26)

any Lien renewing, extending, refinancing or refunding a Lien permitted by clauses (1) through (25) above, provided that (a) the principal amount of the Indebtedness secured by such Lien is not increased except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection therewith and by an amount equal to any existing commitments unutilized thereunder and (b) no assets encumbered by any such Lien other than the assets permitted to be encumbered immediately prior to such renewal, extension, refinance or refund are encumbered thereby (other than improvements thereon, accessions thereto and proceeds thereof).

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any Restricted Subsidiary, any Disqualified Stock of the Company and any Preferred Stock of any Restricted Subsidiary, in each case, issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of the Company or any Restricted Subsidiary, Disqualified Stock of the Company or Preferred Stock of any Restricted Subsidiary (other than intercompany Indebtedness); provided that:

(1)

the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness, Disqualified Stock or Preferred Stock renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2)

such Permitted Refinancing Indebtedness has a final maturity date that is (a) later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness, Disqualified Stock or Preferred Stock being renewed, refunded, refinanced, replaced, defeased or discharged or (b) more than 90 days after the final maturity date of the Securities;

(3)

if the Indebtedness, Disqualified Stock or Preferred Stock being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Securities or the Note Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Securities or the Note Guarantees, as applicable, on terms at least as favorable to the holders of Securities as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(4)

such Indebtedness, Disqualified Stock or Preferred Stock is not incurred or issued (other than by way of a Guarantee) by a Restricted Subsidiary that is not a Guarantor if the Company or a Restricted Subsidiary that is a Guarantor is the issuer or other primary obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

“Person” means any individual, corporation, partnership, joint venture (other than an unincorporated joint venture), association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Petroleum Substances” means any one or more of crude oil, crude bitumen, synthetic crude oil, petroleum, natural gas, natural gas liquids, related hydrocarbons and any and all other substances, whether liquid, solid or gaseous, whether hydrocarbons or not, produced or producible in association with any of the foregoing, including hydrogen sulphide and sulphur.

“PIK Interest” has the meaning assigned to that term in paragraph 1 of the Securities.

“PIK Option” has the meaning assigned to that term in paragraph 1 of the Securities.

“Preferred Stock” means, with respect to any Person, any and all Convertible Preferred Stock, preferred or preference stock or other similar Equity Interests (however designated) of such Person whether outstanding or issued after the date of this Indenture.

“principal” of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

“Production Payments” means Dollar-Denominated Production Payments and Volumetric Production Payments, collectively.

“Proved Reserves” means Petroleum Substances constituting “proved reserves” as defined in NI 51-101.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified IPO” means an initial public offering of the Equity Interests of the Company or its Affiliate (if the Company is wholly-owned by such Affiliate) to the public pursuant to a Canadian prospectus or an effective registration statement under the Securities Act pursuant to which such Equity Interests are listed for trading on a major stock exchange.

“Rating Agency” means (1) each of Moody’s and S&P and (2) if Moody’s or S&P ceases to rate the Securities, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Company as a replacement agency for Moody’s or S&P, as the case may be.

“Ratio Test” means the ratio of Total Gross Debt to Consolidated Cash Flow for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Restricted Payment is made, as the case may be, calculated (the date of such calculation, the “Ratio Test Calculation Date”) on a pro forma basis (including a pro forma application of the net proceeds therefrom, in the case of Indebtedness), as if the additional Indebtedness had been incurred or the Restricted Payment had been made, as the case may be, at the beginning of such four-quarter period.

In addition, for purposes of calculating the Ratio Test:

(1)

acquisitions that have been made by the Company or any Restricted Subsidiary, including through consolidations, amalgamations, plans of arrangement or merger or the acquisition of any Person by the Company or any Restricted Subsidiary, and including all related financing transactions and including increases in ownership of the Company or any Restricted Subsidiary, during the four-quarter reference period or subsequent to such reference period and on or prior to the Ratio Test Calculation Date, or that are to be made on the Ratio Test Calculation Date, will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period;

(2)

the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with IFRS, and operations or businesses (and ownership interests therein) disposed of prior to the Ratio Test Calculation Date, will be excluded;

(3)	any Person that is a Restricted Subsidiary on the Ratio Test Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period; and

(4)	any Person that is not a Restricted Subsidiary on the Ratio Test Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period.

“Ratio Test Calculation Date” has the meaning assigned to that term in the definition of Ratio test.

“Registrar” has the meaning assigned to that term in Section 7.03 hereof.

“Regulation S” has the meaning assigned to that term in the Appendix.

“Regulation S Global Security” has the meaning assigned to that term in the Appendix.

“Related Investment Affiliate” means, with respect to any Person, an Affiliate of such Person (excluding any portfolio company or other affiliated operating company) that is (i) a manager of such Person, (ii) a fund managed by the manager of such Person or an Affiliate of such manager, (iii) a fund controlled by such Person, or (iv) an entity that is under common control (by means of ownership of more than 50% of Voting Stock) with such Person.

“Relevant Taxing Jurisdiction” has the meaning assigned to that term in Section 2.14(a) hereof.

“Required Equity Investments” refers to the Amendment Date Investment and the September 2020 Investment.

“Reserve Sales” means the grant or transfer by the Company or any Restricted Subsidiary to any Person of a royalty, overriding royalty, net profits interest, partnership or other interest in Oil and Gas Properties or reserves, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the Oil and Gas Business, including any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists or other providers of technical services to the Company or any Restricted Subsidiary.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means any direct or indirect Subsidiary of the Company that is not an Unrestricted Subsidiary.

“Reversion Date” has the meaning assigned to that term in Section 4.16(c) hereof.

“Rule 144A” has the meaning assigned to that term in the Appendix.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depositary), or any successor Person thereto, and shall initially be the Trustee.

“Securities” means the Company’s 12.00% Senior PIK Toggle Notes due 2024 issued pursuant to this Indenture, including Additional Securities.

“S&P” means S&P Global Ratings, a business unit of Standard & Poor’s Financial Services LLC, and any successor to its ratings agency business.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“September 2020 Investment” means the C$25.0 million cash equity investment by the Sponsor in the Company to be made from the Amendment Date (excluding, for greater certainty, the Amendment Date Investment) to and including September 30, 2020, which investment may be made in one or more transactions during such period.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

“Sponsor” means Riverstone Management Group LLC or any of its Affiliates.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1)

any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of its Voting Stock is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)

any partnership or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Summary Engineering Report” means a summary of an annual engineering report prepared by one or more independent petroleum engineers respecting the reserves of Petroleum Substances attributable to the assets and undertakings of the Company and its Restricted Subsidiaries, which summary shall, as of the effective date of such summary, set forth a summary of such reserves consistent with that required to be filed with Canadian securities commissions pursuant to Applicable Securities Laws if the Company were a “reporting issuer” in Canada.

“Taxes” has the meaning assigned to that term in Section 2.14(a) hereof.

“Total Gross Debt” means all Indebtedness of the type described in clauses (1), (2) (but excluding surety bonds, performance bonds or other similar instruments) and (4) of the first paragraph of the definition of “Indebtedness” and clause (b) (in respect of Indebtedness of the type described in clause (1), (2) (but excluding Indebtedness constituting surety bonds, performance bonds or other similar instruments) and (4)) of the first paragraph of the definition of “Indebtedness,” of a Person and its Restricted Subsidiaries on a consolidated basis, in an amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with IFRS (but (x) excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with any acquisition and (y) any Indebtedness that is issued at a discount to its initial principal amount shall be calculated based on the entire stated principal amount thereof, without giving effect to any discounts or upfront payments), excluding (A) obligations in respect of letters of credit, except to the extent of unreimbursed amounts thereunder, and (B) any unrestricted cash or Cash Equivalents of the Company and its Subsidiaries up to an aggregate amount not to exceed C$10.0 million. For the avoidance of doubt, it is understood that obligations (i) under Hedging Obligations and Treasury Management Arrangements and/or (ii) owed by Unrestricted Subsidiaries, shall not constitute Total Gross Debt.

“Total Gross Secured Debt” means Total Gross Debt of the Company that is secured by a Lien on assets of the Company or any Restricted Subsidiary as of such date and not subordinated in right of payment to the Securities.

“TIA” means the Trust Indenture Act of 1939, as amended, as in effect on the date of this Indenture.

“Transfer Restricted Securities” means Securities that bear or are required to bear the legend relating to restrictions on transfer relating to the Securities Act and other applicable securities laws, including Applicable Securities Laws, set forth in Section 1.3(e) of the Appendix.

“Treasury Management Arrangement” means any agreement or other arrangement governing the provision of treasury or cash management services, including deposit accounts, overdraft, credit or debit card, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.

“Trust Officer” means, when used with respect to the Trustee, any officer or assistant officer within the corporate trust department of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officer or assistant officer, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of, and familiarity with, the particular subject and who shall have been assigned by the Trustee to administer its corporate trust matters and who shall have direct responsibility for the administration of this Indenture.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“Unrestricted Subsidiary” means any direct or indirect Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through consolidation, amalgamation, plan of arrangement or merger or Investment therein) that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of such Board of Directors, but only to the extent that such Subsidiary:

(1)	has no Indebtedness other than Non-Recourse Debt;

(2)

except as permitted in Section 4.08 hereof, is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(3)

is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests, except to the extent such additional Equity Interests would be permitted to be subscribed for as a Restricted Payment permitted under Section 4.04 hereof or as a Permitted Investment, or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4)

has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any Restricted Subsidiary, except to the extent such Guarantee would be released upon such designation.

All Subsidiaries of an Unrestricted Subsidiary shall also be Unrestricted Subsidiaries.

“Volumetric Production Payments” means production payment obligations recorded as deferred revenue in accordance with IFRS, together with all undertakings and obligations in connection therewith.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of Capital Stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by the then-outstanding principal amount of such Indebtedness.

SECTION 1.02 Reserved.

SECTION 1.03 Reserved.

SECTION 1.04 Rules of Construction. Unless the context otherwise requires:

(1)	a term has the meaning assigned to it;

(2)	an accounting term not otherwise defined has the meaning assigned to it in accordance with IFRS;

(3)	“or” is not exclusive;

(4)	“including” means including without limitation;

(5)	words in the singular include the plural and words in the plural include the singular;

(6)	“will” shall be interpreted to express a command;

(7)	provisions apply to successive events and transactions;

(8)	references to sections of, or rules under, the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(9)	unless the context otherwise requires, any reference to an “Article,” “Section” or “clause” refers to an Article, Section or clause, as the case may be, of this Indenture;

(10)	unsecured Indebtedness shall not be deemed to be subordinate or junior in right of payment to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

(11)	secured Indebtedness shall not be deemed to be subordinate or junior in right of payment to any other secured Indebtedness merely because it has a junior priority with respect to the same collateral;

(12)

the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the Company dated such date prepared in accordance with IFRS;

(13)

the principal amount of any Preferred Stock shall be (A) the maximum liquidation value of such Preferred Stock or (B) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater; and

(14)	all references to the date the Securities (other than any Additional Securities) were originally authenticated, or to the date of this Indenture, shall refer to the Amendment Date.

ARTICLE 2

THE SECURITIES

SECTION 2.01 Form and Dating. Provisions relating to the Securities are set forth in the Private Resale Appendix attached hereto (the “Appendix”), which is hereby incorporated in, and expressly made part of, this Indenture. The Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit 1 to the Appendix, which is hereby incorporated in, and expressly made a part of, this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in the Appendix and Exhibit 1 are part of the terms of this Indenture.

SECTION 2.02 Execution and Authentication. Two Officers shall sign the Securities for the Company by manual or facsimile signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

On the Issue Date, the Trustee authenticated and delivered the Existing Securities, on the Amendment Date, the Trustee shall authenticate and deliver US$112,000,000 of 12.00% Senior PIK Toggle Notes due 2024 in order to amend and restate, without novation, the Existing Securities and, at any time and from time to time thereafter, the Trustee shall authenticate and deliver Additional Securities for original issue in an aggregate principal amount specified in such order, in each case upon a written order of the Company signed by two Officers. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and, in the case of an issuance of Additional Securities pursuant to Section 2.13 hereof after the Amendment Date, shall certify that such issuance is in compliance with Section 4.05 hereof.

The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

SECTION 2.03 Registrar and Paying Agent. The Company shall maintain an office or agency (which may be the office of the Trustee or an affiliate of the Trustee, Registrar or co- registrar) where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency (which may be the office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Securities may be presented for payment (the “Paying

Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent.

The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee in writing of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07 hereof. The Company or any of the Guarantors may act as Paying Agent, Registrar, co-registrar or transfer agent.

The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities. The Company initially appoints DTC to act as Depositary with respect to the Global Securities.

SECTION 2.04 Paying Agent to Hold Money in Trust. The Company shall deposit with the Paying Agent a sum sufficient to pay such principal prior to 10:00 a.m. (New York time) on the date principal and premium, if any, becomes due. The Company shall deposit with the Paying Agent a sum sufficient to pay interest on the day prior to the date such interest becomes due. Principal, premium, if any, and interest will be considered paid on the date due if the Paying Agent holds (as of 1:00 p.m., New York City time, on the due date) money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal and premium, if any, and interest, if any, then due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section 2.04, the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.05 Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

SECTION 2.06 Transfer and Exchange. A holder may transfer or exchange Securities in accordance with the provisions of this Indenture. The Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of Securities. Holders shall be required to pay all taxes due on transfer. The Company shall not be required to transfer or exchange any Security selected for redemption. Also, the Company shall not be required to transfer or exchange any Security for a period of 15 days before the mailing of a notice of redemption of the Securities to be redeemed or between a record date and the next succeeding Interest Payment Date. Neither the Trustee nor any Agent shall have any responsibility or liability for any actions taken or not taken by DTC.

SECTION 2.07 Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met and the holder satisfies any other reasonable requirements of the Trustee. Such holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the holder for their expenses in replacing a Security.

Every replacement Security is an additional obligation of the Company.

SECTION 2.08 Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

If a Security is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a protected purchaser (as defined in Section 8-303 of the Uniform Commercial Code).

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09 Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

SECTION 2.10 Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and dispose of (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation in accordance with its customary procedures. The Company may not issue new Securities to replace Securities they have redeemed, paid or delivered to the Trustee for cancellation.

SECTION 2.11 Defaulted Interest. If the Company defaults in a payment of interest on the Securities, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner at the rate provided in the Securities and Section 4.01 hereof. The Company may pay the defaulted interest at the rate provided in the Securities and Section 4.01 hereof to the persons who are Securityholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and, at least 15 days before any such subsequent record date, shall promptly send to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.12 CUSIP Numbers, ISINs, etc. The Company in issuing the Securities may use “CUSIP” numbers, ISINs and “Common Code” numbers (in each case if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers, ISINs and “Common Code” numbers in notices of redemption as a convenience to holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly advise the Trustee in writing of any change in any “CUSIP” numbers, ISINs or “Common Code” numbers applicable to the Securities.

SECTION 2.13 Issuance of Additional Securities. After the Amendment Date, the Company shall be entitled, subject to its compliance with Section 4.05 hereof, to issue Additional Securities under this Indenture, which Securities shall have identical terms as the Securities authenticated on the Amendment Date, other than with respect to the date of issuance and the issue price. All the Securities issued under this Indenture shall be treated as a single class for all purposes of this Indenture including waivers, amendments, redemptions and offers to purchase.

With respect to any Additional Securities, the Company shall set forth in a resolution of the Board of Directors and an Officer’s Certificate, a copy of each which shall be delivered to the Trustee, the following information:

(1)

the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture and the provision of Section 4.05 hereof that the Company is relying on to issue such Additional Securities; and

(2)

the issue price, the issue date and the CUSIP number of such Additional Securities; provided, however, that if Additional Securities are issued with the same CUSIP number as any other Securities previously issued under this Indenture, then such Additional Securities shall be issued at a price that would not prevent such Additional Securities from being treated as fungible with such previously-issued Securities for U.S. federal income tax purposes.

In connection with the issuance of Additional Securities, the Trustee shall receive and shall be fully protected in relying on an Opinion of Counsel which shall state:

(1)	that the form of such Securities has been established by or pursuant to a resolution of the Board of Directors and in conformity with the provisions of this Indenture;

(2)	that the terms of such Securities have been established in conformity with the provisions of this Indenture; and

(3)

that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles.

SECTION 2.14 Additional Amounts.

(a) All payments made by or on behalf of the Company under or with respect to the Securities, or by or on behalf of any Guarantor under or with respect to any Note Guarantee, will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) (hereinafter referred to as “Taxes”) imposed or levied by or on behalf of:

(1)	the government of Canada or any province or territory of Canada;

(2)	any other jurisdiction other than the United States in which the Company or any such Guarantor is organized, or is otherwise resident for tax purposes; or

(3)

any jurisdiction other than the United States from or through which payment is made, in each case including any political subdivision or any authority or agency therein or thereof having power to tax (each, a “Relevant Taxing Jurisdiction”);

unless such Person is required to withhold or deduct Taxes by law or by the interpretation or administration thereof.

(b) If the Company or any Guarantor (each such Person, a “Payor”) is so required to withhold or deduct any amount for or on account of Taxes imposed by a Relevant Taxing Jurisdiction from any payment made under or with respect to a Security or any Note Guarantee, such Payor will be required to pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by a holder or beneficial owner of Securities (including Additional Amounts) after such withholding or deduction will not be less than the amount such holder or beneficial owner of Securities would have received if such Taxes (including Taxes on any Additional Amounts) had not been withheld or deducted; provided, however, that the foregoing obligations to pay Additional Amounts do not apply to:

(1)

any Taxes imposed on a payment to any holder or beneficial owner of Securities with which the applicable Payor does not deal at arm’s length (within the meaning of the Income Tax Act (Canada)) at the time of the payment;

(2)

any Taxes imposed on a payment or deemed payment to a holder or beneficial holder by reason of such holder or beneficial holder being a “specified shareholder” of the Company (within the meaning of subsection 18(5) of the Income Tax Act (Canada)) at the time of payment or deemed payment, or by reason of such holder or beneficial holder not dealing at arm’s length for the purposes of the Income Tax Act (Canada) with a “specified shareholder” of the applicable Payor at the time of payment or deemed payment;

(3)	any Taxes imposed on a payment by virtue of all or any portion of such payment being deemed to be a dividend paid pursuant to the Income Tax Act (Canada);

(4)

any Taxes that would not have been so imposed but for the existence of any present or former connection between the relevant holder or beneficial owner of Securities and the Relevant Taxing Jurisdiction including, for greater certainty and without limitation, being or having been a citizen, resident or national thereof, or being or having been present or engaged in a trade or business therein or maintaining a permanent establishment or other physical presence in or otherwise having some connection with the Relevant Taxing Jurisdiction (other than a connection from the mere acquisition, ownership or holding of such Security or a beneficial interest therein or the enforcement of rights thereunder or the receipt of any payment in respect thereof);

(5)	any estate, inheritance or gift Tax;

(6)

any sales, excise, transfer, personal property Tax or similar Tax, assessment or governmental charge, except to the extent such Tax, assessment or governmental charge is levied or imposed in connection with the execution, delivery, enforcement or registration of the Securities;

(7)

any deduction or withholding of Taxes on a payment if the payment could have been made without such deduction or withholding if the beneficiary of the payment had presented the Securities for payment within 30 days after the date on which such payment or such Security became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that the holder or beneficial owner would have been entitled to Additional Amounts had the Security been presented on the last day of such 30–day period);

(8)

any Taxes imposed by reason of the holder’s or beneficial owner’s failure to comply with any certification, documentation, information or other reporting requirement concerning such holder’s or beneficial owner’s nationality, citizenship, residence, identity or other connection with the Relevant Taxing Jurisdiction if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or a reduction in the rate of deduction or withholding of, such Taxes to which such holder or beneficial owner is entitled;

(9)

any tax, assessment or other governmental charge which would have been avoided by such holder by presenting the relevant Security (if presentation is required) to another Paying Agent (if there is one);

(10)

any Taxes imposed on a payment to a holder of Securities that is a fiduciary or partnership or any other Person other than the sole beneficial owner of such payment or Securities, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such partnership or the beneficial owner of such payment or Securities would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual holder of such Securities;

(11)	any Taxes imposed directly or indirectly under FATCA; or

(12)	any combination of any of the above clauses (any such Tax in respect of which Additional Amounts are payable, an “Indemnified Tax”).

(c) The applicable Payor will make any required withholding or deduction and remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law. The Company will provide the Trustee with official receipts or other documentation evidencing the payment of the Taxes with respect to which Additional Amounts are paid.

(d) If a Payor is or will become obligated to pay Additional Amounts under or with respect to any payment made on the Securities or a Note Guarantee, at least 30 days prior to the date of such payment (or, if the obligation to pay Additional Amounts arises after the 30th day prior to such date, promptly thereafter), such Payor will deliver to the Trustee an Officer’s Certificate stating the fact that Additional Amounts will be payable and the amount so payable and such other information necessary to enable the Paying Agent to pay Additional Amounts to holders on the relevant payment date.

(e) Whenever in this Indenture there is mentioned in any context: (1) the payment of principal of, or premium, if any, on, the Securities; (2) redemption prices or purchase prices in connection with a redemption or purchase of Securities; (3) interest; or (4) any other amount payable on or with respect to any of the Securities or any Guarantee, such reference shall be deemed to include payment of Additional Amounts as described under this heading to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

(f) The Payor will indemnify and hold harmless a holder of the Securities for the amount of any Indemnified Taxes (including for greater certainty taxes payable pursuant to Regulation 803 of the Income Tax Regulations (Canada)) levied or imposed and paid by such holder as a result of payments made under or with respect to the Securities or any Guarantee, and with respect to any reimbursements under this Section 2.14(f).

(g) Each of the Company and the Guarantors will pay any present or future stamp, court or documentary taxes or any other excise, property or similar Taxes that arise in any Relevant Taxing Jurisdiction from the execution, delivery, enforcement or registration of the Securities, the Note Guarantees, this Indenture or any other document or instrument in relation thereto, and each of the Company and the Guarantors will agree to indemnify the holders of Securities for any such amounts (including penalties, interest and other liabilities related thereto) paid by such holders.

(h) The obligations described in this Section 2.14 will survive any termination, defeasance or discharge of this Indenture and will apply mutatis mutandis to any jurisdiction in which any successor Person to the Company or any Guarantor is organized or any political subdivision or taxing authority or agency thereof or therein.

(i) If (i) a Payor becomes, or will become, obligated to pay, on the next date on which any amount may be payable with respect to the Securities, any Additional Amounts as a result of a change (or a change in legislation proposed by the Minister of Finance of Canada or any similar authority that, if enacted, will be effective prior to the enactment date) in or amendment to the laws, regulations or rulings of any Relevant Taxing Jurisdiction, or any change in official position regarding the application or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction), which is publicly announced or becomes effective on or after the date of this Indenture (or, if the Relevant Taxing Jurisdiction became a Relevant Taxing Jurisdiction on a later date, after such later date) and (ii) the payment of such Additional Amounts cannot (as certified in an Officer’s Certificate to the Trustee) be avoided by the use of reasonable measures available to the Company, then the Company may, at its option, redeem the Securities then outstanding, in whole but not in part, upon not less than 10 nor more than 60 days’ notice (such notice to be provided not more than 90 days before the next date on which the Payor would be obligated to pay Additional Amounts), at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Amounts, if any, to, but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the redemption date). Notice of the Company’s intent to redeem the Securities shall not be effective until such time as it delivers to the Trustee an Officer’s Certificate stating that the Payor is or will become obligated to pay Additional Amounts because of any change or amendment described in this paragraph.

SECTION 2.15 Purchaser Information. As of the date hereof, the Company is not a reporting issuer in any jurisdiction in Canada and after giving effect to the issuance of the Securities, residents of Canada (i) did not own directly or indirectly more than 10% of the Securities; and (ii) did not represent in number more than 10% of the total number of owners directly or indirectly of the Securities.

ARTICLE 3

REDEMPTION

SECTION 3.01 Notices to Trustee. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities or pursuant to Section 4.09(h) or Section 2.14(i) hereof, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the provision of the Securities or this Indenture pursuant to which the redemption will occur.

Such notice shall be accompanied by an Officer’s Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein. The Trustee shall have no liability with respect to or obligation to calculate the redemption price of any Securities to be redeemed pursuant to this Indenture.

SECTION 3.02 Selection of Securities to Be Redeemed. If less than all of the Securities are to be redeemed at any time, Securities will be selected for redemption on a pro rata basis (or, in the case of Securities issued in global form, based on a method as DTC may require) unless otherwise required by law or applicable stock exchange or Depositary requirements. No Securities of US$1.00 or less may be redeemed in part.

SECTION 3.03 Notice of Redemption. Notices of redemption shall be given by the Company in the manner provided for in Section 12.02 hereof not less than 30 but not more than 60 days before the redemption date to each holder of Securities to be redeemed, except (i) in the case of the redemption set out in paragraph 5(a) of the Securities and (ii) that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge of this Indenture. Subject to Section 3.04 hereof, any notice of redemption may not be conditional.

The notice shall identify the Securities to be redeemed and shall state:

(1)	the redemption date;

(2)	the redemption price;

(3)	the name and address of the Paying Agent;

(4)	that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(5)	if less than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

(6)	that, unless the Company defaults in making such redemption payment, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(7)	the “CUSIP” number, ISIN or “Common Code” number, if any, printed on the Securities being redeemed;

(8)	that no representation is made as to the correctness or accuracy of the “CUSIP” number, ISIN, or “Common Code” number, if any, listed in such notice or printed on the Securities; and

(9)	any conditions precedent applicable to the redemption.

At the Company’s request, upon written notice provided at least five Business Days prior to the giving of notice of redemption, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense. In such event, the Company shall provide the Trustee with the information required by this Section 3.03 and a copy of the notice of redemption to be delivered to the holders.

SECTION 3.04 Effect of Notice of Redemption. Once notice of redemption is delivered, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice, subject to the last sentence of this Section 3.04. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the related Interest Payment Date), and such Securities shall be canceled by the Trustee. Failure to give notice or any defect in the notice to any holder shall not affect the validity of the notice to any other holder. Any redemption or notice of redemption may, at the Company’s option, be subject to the following conditions precedent: (i) completion of a Change of Control, (ii) completion of an Equity Offering and (iii) the incurrence of Indebtedness referred to in clause (15) of the definition of “Permitted Debt.”

SECTION 3.05 Deposit of Redemption Price. Prior to 10 a.m. (New York time) on the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary of the Company is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of, premium, if any, and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation.

SECTION 3.06 Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part only, the notice of redemption that relates to that Security shall state the portion of the principal amount of that Security that is to be redeemed and a new Security in principal amount equal to the unredeemed portion of the original Security shall be issued in the name of the holder of Securities upon cancellation of the original Security. Securities called for redemption become due on the date fixed for redemption, and no interest shall accrue on any Securities so redeemed on or after the redemption date.

ARTICLE 4

COVENANTS

SECTION 4.01 Payment of Securities. The Company shall promptly pay the principal of, premium, if any, and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal, premium, if any, and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal, premium, if any, and interest then due.

SECTION 4.02 Reports. So long as any Securities remain outstanding:

(a) the Company shall provide the Trustee and holders of Securities with annual consolidated financial statements audited by the Company’s independent public accountants within 120 days after the end of the Company’s fiscal year, and unaudited quarterly consolidated financial statements (including a balance sheet, income statement and cash flow statement for the fiscal quarter or quarters then ended and the corresponding fiscal quarter or quarters from the prior year) within 90 days of the end of each of the first three fiscal quarters of each fiscal year. Such annual and quarterly financial statements will be prepared in accordance with IFRS and be accompanied by a management’s discussion and analysis of the results of operations and liquidity and capital resources (which, for the avoidance of doubt, shall include descriptions of the Company’s current dividend policy and hedging policy) of the Company and its consolidated Subsidiaries for the periods presented in a level of detail consistent with the management’s discussion and analysis of the results of operations and liquidity and capital resources of the Company and its consolidated Subsidiaries that the Company would be required to file pursuant to the Applicable Securities Laws if the Company were subject to public company reporting in Canada. The Company shall also provide the holders of the Securities with annual guidance (which shall include disclosure regarding production levels and commodity mix, expected costs, realized pricing, a capital expenditures budget, expected pace of drilling and the general geographic location of drilling plans) within 120 days after the end of the Company’s fiscal year. The Company shall also provide the holders of the Securities with a Summary Engineering Report in respect of the Company’s reserves within 90 days after the end of each fiscal year. Such financial statements and related discussion and Summary Engineering Reports shall be made available to holders of Securities and prospective investors in the Securities by posting on a password-protected or otherwise secured website maintained by the Company which may require a confidentiality acknowledgment. The Trustee will have no responsibility to determine whether the posting of such financial statements and reports has occurred; delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants under this Indenture (as to which the Trustee is entitled to rely on Officer’s Certificates);

(b) the Company will schedule a conference call to be held at least three but not more than 15 Business Days following the release of each report containing the financial information only (which for the avoidance of doubt shall not include any Summary Engineering Report) referred to in Section 4.02(a) hereof, at which the Company will make available appropriate members of its senior management (determined in the good faith judgment of the Company) to discuss the information contained in such report on such conference call. The Company will notify holders of Securities about such call and provide them and prospective investors in the Securities with call-in information concurrently with and in the same manner as each delivery of financial statements pursuant to Section 4.02(a) hereof;

(c) the Company shall disclose to the Trustee and holders of Securities the occurrence of any event directly concerning the Company or its Subsidiaries that the Company determines in its good faith judgment would require disclosure if the Company were subject to Applicable Securities Laws, in each case within 10 days following the occurrence thereof (it being understood that any such disclosure shall not mean ipso facto that such event is material to holders); provided that the Company may refrain from disclosing certain information to the Trustee and holders of Securities if the Company is permitted to not disclose that information pursuant to the Oil and Gas Conservation Regulations issued under the Oil and Gas Conservation Act (Alberta), until such time as the Energy Resources Conservation Board (or equivalent regulatory authority) would have required such information to be made available to the public. Disclosure of any such events shall be made by posting on the website referred to in Section 4.02(a) hereof accompanied by a notice of such posting released on Bloomberg or a similar news service reasonably accessible to investors in securities such as the Securities; and

(d) the Company will make available, upon request, to any holder and any prospective purchaser of Securities the information required pursuant to Rule 144A(d)(4) under the Securities Act so long as the Securities are not freely transferable under the Securities Act by Persons who are not “affiliates.”

None of the information provided pursuant to the preceding paragraphs shall be required to comply with Regulation S-K as promulgated by the SEC. In the event that the Company becomes a “reporting issuer” (or its equivalent) in Canada or elsewhere prior to the maturity of the Securities, the disclosure requirements contemplated in Section 4.02(a) and Section 4.02(c) hereof will be deemed to have been satisfied once the corresponding documents have been filed on the System for Electronic Document Analysis and Retrieval (or its equivalent in the United States) in the form and within the time periods required by Applicable Securities Laws, as interpreted and applied by the Alberta Securities Commission, and the Company will no longer be required to hold conference calls or maintain a secured website as described in the foregoing paragraphs.

While the Company is in registration (or the Canadian equivalent thereof) with respect to a Qualified IPO, the Company will not be required to disclose any information or take any actions that, in the view of the Company upon the advice of counsel, would violate Applicable Securities Laws or the SEC’s “gun jumping” rules.

SECTION 4.03 Taxes. The Company will pay, and the Company will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Securityholders.

SECTION 4.04 Restricted Payments.

(a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

(1)

declare or pay any dividend or make any other payment or distribution on account of the Company’s or any Restricted Subsidiary’s Equity Interests (including, without limitation, any payment in connection with any consolidation, amalgamation, plan of arrangement or merger involving the Company or any Restricted Subsidiary) or to the direct or indirect holders of the Company’s or any Restricted Subsidiary’s Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of such Person and other than dividends or distributions payable to the Company or any Restricted Subsidiary);

(2)	repurchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any consolidation, amalgamation,

plan of arrangement or merger involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company held by Persons other than the Company or a Restricted Subsidiary;

(3)

make any payment (whether on account of principal, interest, fees, premiums or other obligations) on or with respect to, or repurchase, redeem, defease, discharge or otherwise acquire or retire for value any Indebtedness for borrowed money of the Company or any Restricted Subsidiary, except (a) any intercompany Indebtedness between or among the Company and any Restricted Subsidiary, (b) on or with respect to Capital Lease Obligations permitted under Section 4.05 and (c) any payment on or with respect to, repurchase, redemption, defeasance, discharge or other acquisition for value of the Securities, and any amounts under any Credit Facility; or

(4)	make any Restricted Investment;

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(a)	no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(b)	the Ratio Test would not exceed 2.5 to 1.0; and

(c)

such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and all Restricted Subsidiaries since the date of this Indenture (including all Restricted Payments permitted by Section 4.04(b) hereof but excluding Restricted Payments permitted by clauses (4), (5), (7), (9) and (10) of Sections 4.04(b) hereof), is less than or equal to the sum, without duplication, of:

(i)

50% of the Consolidated Net Income for the period (taken as one accounting period) from Amendment Date to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(ii)	[reserved];

(iii)

to the extent not already included in Consolidated Net Income for such period, if any Restricted Investment that was made by the Company or any Restricted Subsidiaries after the date of this Indenture is sold (other than to the Company or any Subsidiary of the Company) or otherwise cancelled, liquidated or repaid, the return of capital with respect to such Restricted Investment resulting from such sale, liquidation or repayment (less any out-of-pocket costs incurred in connection with any such sale); plus

(iv)

the amount by which Indebtedness or Disqualified Stock of the Company or the Restricted Subsidiaries is reduced on the Company’s consolidated balance sheet upon the conversion or exchange (other than by the Company or any Restricted Subsidiary) subsequent to the date of this Indenture (excluding any reduction in the principal amount of the Securities resulting from the amendment and restatement of the Existing Securities on the Amendment Date, or any redemption pursuant to paragraph 5(a) of the Securities) of any such Indebtedness or Disqualified Stock of the Company or the Restricted Subsidiaries convertible into or exchangeable for Equity Interests (other than Disqualified Stock) of the Company (less the amount of any cash, or the Fair Market Value of any other property (other than such Equity Interests), distributed by the Company upon such conversion or exchange and excluding the net cash proceeds from the conversion or exchange financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary), together with the net proceeds, if any, received by the Company or any Restricted Subsidiaries upon such conversion or exchange; plus

(v)

to the extent that any Unrestricted Subsidiary designated as such created or acquired after the date of this Indenture is redesignated as a Restricted Subsidiary pursuant to the terms of this Indenture or is consolidated, amalgamated or combined with or merged with or into, or transfers or otherwise disposes of all of substantially all of its properties or assets to or is liquidated into, the Company or a Restricted Subsidiary after the date of this Indenture, the lesser of, as of the date of such redesignation, consolidation, amalgamation, combination, merger, transfer, disposition or liquidation, (A) the Fair Market Value of the Company’s (or any Restricted Subsidiary’s) Restricted Investment in such Subsidiary (or of the properties or assets disposed of, as applicable) as of the date of such redesignation, consolidation, amalgamation, combination, merger, transfer, disposition or liquidation and (B) if such Subsidiary was created or acquired after the date of this Indenture, such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the date of this Indenture.

(b)	The provisions of Section 4.04(a) hereof will not prohibit:

(1)

the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of this Indenture;

(2)	[reserved];

(3)

the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary to the holders of its Equity Interests on a pro rata basis;

(4)	the declaration or accrual (but not payment) of any dividends on the Convertible Preferred Shares;

(5)

the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Company or any Guarantor that is contractually subordinated in right of payment to the Securities or to any Note Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(6)	[reserved];

(7)

the repurchase of Equity Interests deemed to occur upon the exercise of stock or other equity options to the extent such Equity Interests represent a portion of the exercise price of those stock or other equity options and any repurchase or other acquisition of Equity Interests made in lieu of withholding taxes in connection with any exercise or exchange of stock options, warrants, incentives or other rights to acquire Equity Interests;

(8)	[reserved];

(9)

payments of cash, dividends, distributions, advances or other Restricted Payments by the Company or any Restricted Subsidiary to allow the payment of cash in lieu of the issuance of fractional shares upon (i) the exercise of options or warrants or (ii) the conversion or exchange of Capital Stock of any such Person;

(10)

the repayment, redemption, repurchase, defeasance or other acquisition or retirement for value of any subordinated Indebtedness or Disqualified Stock (i) at a purchase price not greater than 101% of the principal amount thereof or liquidation preference in the event of a change of control pursuant to a provision no more favorable to the holders thereof than Section 4.09 hereof or (ii) at a purchase price not greater than 100% of the principal amount thereof or liquidation preference in accordance with provisions similar to those set forth under Section 4.07 hereof; provided that, prior to the making of any such Restricted Payment pursuant to this clause (10), the Company shall have made a Change of Control Offer or Asset Sale Offer, as applicable, and repurchased all Securities issued under this Indenture that were validly tendered for payment in connection with such offer to purchase;

(11)	the repayment of intercompany debt among the Company and any Restricted Subsidiaries that was permitted to be incurred under this Indenture;

(12)

payments or distributions to dissenting shareholders (a) pursuant to applicable law or (b) in connection with the settlement or other satisfaction of legal claims made pursuant to or in connection with an amalgamation, consolidation, merger or transfer of assets in connection with a transaction that is not prohibited by this Indenture;

(13)	[reserved];

(14)	[reserved]; and

(15)

so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, other Restricted Payments in an aggregate amount at any one time outstanding not to exceed C$5.0 million.

(c) The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment (or, in the case of a dividend, on the date of declaration) of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this Section 4.04 will be determined, in the case of amounts that are C$7.5 million or more, by an officer of the Company and, in the case of amounts of C$15.0 million or more, by the Board of Directors of the Company whose resolution with respect thereto will be delivered to the Trustee.

(d) For purposes of determining compliance with this Section 4.04, if a Restricted Payment or Permitted Investment meets the criteria of more than one of the categories of Restricted Payments described in the preceding clauses (1) through (15) above or Permitted Investments or is permitted pursuant to Section 4.04(a) hereof, the Company will be permitted to divide or classify (or later divide, classify or reclassify in whole or in part in its sole discretion) such Restricted Payment or Permitted Investment (or any portion thereof) in any manner that complies with this covenant.

SECTION 4.05 Incurrence of Indebtedness and Issuance of Preferred Stock.

(a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, issue, assume, Guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any Restricted Subsidiary to issue any Preferred Stock; provided, however, that (i) the Company and the Guarantors may incur Indebtedness (including Acquired Debt) if the Ratio Test would not exceed 3.0 to 1.0 and (ii) the Company may issue Disqualified Stock and the Guarantors may issue Preferred Stock, in each case, if the Fixed Charge Coverage Ratio would be at least 2.25 to 1.0.

(b) Section 4.05(a) hereof will not prohibit the incurrence of any of the following items of Indebtedness or issuances of Disqualified Stock or Preferred Stock, as applicable (collectively, “Permitted Debt”):

(1)

the incurrence by the Company and any Guarantor of Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and any Guarantor thereunder) not to exceed the greater of (A) C$241.0 million (as reduced by any permanent repayment and reduction pursuant to Section 4.07(b)(1)) and (B) the Borrowing Base at the time of such incurrence (determined as of the date of such incurrence);

(2)	the incurrence by the Company and the Restricted Subsidiaries of the Existing Indebtedness;

(3)

the incurrence by the Company of Indebtedness represented by the Securities (including any increases in the principal amount of the Securities as a result of a PIK Payment) and the incurrence by any Guarantors of Indebtedness represented by the related Note Guarantees;

(4)

the incurrence by the Company or any Restricted Subsidiary of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property (other than Oil and Gas Properties), plant or equipment used or useful in the business of the Company or any Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this Section 4.05(b)(4) or any portion thereof, not to exceed at any one time outstanding C$20.0 million.

(5)

the incurrence by the Company or any Restricted Subsidiary of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred or issued under Section 4.05(a) hereof or clause (2), (3), (4), (5), (16) or (17) of this Section 4.05(b);

(6)	the incurrence by the Company or any Restricted Subsidiary of intercompany Indebtedness between or among the Company and any Restricted Subsidiary; provided, however, that:

(a)	Indebtedness of any Subsidiary that is not a Guarantor owing to the Company or Guarantors shall be subject to clause (1) of the definition of “Permitted Investments;”

(b)

if the Company or any Guarantor is the obligor on such Indebtedness and the payee is not the Company or a Guarantor, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Securities, in the case of the Company, or the Note Guarantee, in the case of a Guarantor; and

(c)

(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or any Restricted Subsidiary and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or any Restricted Subsidiary, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted at the time of such sale or transfer by this Section 4.05 (b)(6);

(7)	the issuance by any Restricted Subsidiary to the Company or to any Restricted Subsidiary of any Preferred Stock; provided, however, that:

(a)	any subsequent issuance or transfer of Equity Interests that results in any such Preferred Stock being held by a Person other than the Company or any Restricted Subsidiary; and

(b)	any sale or other transfer of any such Preferred Stock to a Person that is not the Company or any Restricted Subsidiary,

will be deemed, in each case, to constitute an issuance of such Preferred Stock by such Restricted Subsidiary that was not permitted at the time of such sale or transfer by this Section 4.05(b)(7);

(8)

the incurrence by the Company or any Restricted Subsidiary of Obligations with regard to Treasury Management Arrangements and Hedging Obligations in the ordinary course of business and not for speculative purposes;

(9)

the Guarantee by the Company or any Restricted Subsidiary of Indebtedness of the Company or any Restricted Subsidiary to the extent that the guaranteed Indebtedness was permitted to be incurred by another provision of this Section 4.05; provided that (a) if such Guarantee is by the Company or any Guarantor of Indebtedness otherwise permitted hereunder of any Subsidiary that is not a Guarantor, such Guarantee shall be permitted under clause (1) of the definition of “Permitted Investments” and (b) if the Indebtedness being guaranteed is subordinated to or pari passu with the Securities, then the Guarantee must be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(10)

the incurrence by the Company or any Restricted Subsidiary of Indebtedness in respect of self-insurance obligations, take-or-pay obligations in supply arrangements, or bid, plugging and abandonment, reclamation, appeal, reimbursement, performance, surety and similar bonds and completion guarantees provided by the Company or a Restricted Subsidiary in the ordinary course of business and any Guarantees or letters of credit functioning as or supporting any of the foregoing bonds or obligations and workers’ compensation claims in the ordinary course of business;

(11)

the incurrence by the Company or any Restricted Subsidiary of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five Business Days;

(12)

to the extent constituting Indebtedness, the incurrence by the Company or any Restricted Subsidiary of in-kind obligations relating to net oil or natural gas balancing positions arising in the ordinary course of business;

(13)

to the extent constituting Indebtedness, any obligation arising from agreements of the Company or any Restricted Subsidiary providing for indemnification, adjustment of purchase price, earn outs, or similar obligations, in each case, incurred or assumed in connection with the disposition or acquisition of any business, assets or Capital Stock of a Restricted Subsidiary in a transaction permitted by this Indenture;

(14)	Indebtedness representing deferred compensation to employees of the Company and the Restricted Subsidiaries;

(15)

the incurrence by the Company or any Restricted Subsidiary of Indebtedness, the issuance by the Company of Disqualified Stock or the issuance by any Restricted Subsidiary of Preferred Stock to the extent that the net proceeds thereof are promptly deposited to defease or to satisfy and discharge the Securities, in each case, in accordance with and pursuant to the applicable provisions of the this Indenture; and

(16)

the incurrence of Indebtedness or the issuance of Disqualified Stock or Preferred Stock by (x) the Company or any Restricted Subsidiary if incurred or issued to finance an acquisition or (y) by Persons that are acquired by the Company or any Restricted Subsidiary or merged, consolidated or amalgamated with or into the Company or any Restricted Subsidiary in accordance with the terms of this Indenture; provided that after giving effect to such acquisition or merger, consolidation or amalgamation,

(a)	with respect to the incurrence of Indebtedness the Ratio Test would not exceed 3.0 to 1.0; and

(b)

with respect to the issuance of Disqualified Stock and Preferred Stock, either (x) the Fixed Charge Coverage Ratio would be at least 2.25 to 1.0 or (y) the Fixed Charge Coverage Ratio would be equal to or greater than the Fixed Charge Coverage Ratio immediately prior to such acquisition, or merger, consolidation or amalgamation.

(c) The Company will not, and will not permit any Guarantor to incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Securities or the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company or any Guarantor solely by virtue of being unsecured or by virtue of being secured on a junior priority basis.

(d) For purposes of determining compliance with this Section 4.05, in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (16) of Section 4.05(b), or is entitled to be incurred pursuant to Section 4.05(a) hereof, the Company, in its sole discretion, will be permitted to divide, classify and reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) on the date of its incurrence, or later redivide or reclassify all or a portion of such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof), in any manner that complies with Section 4.05 hereof; provided that in the event that the Company shall classify Indebtedness incurred on the date of determination as incurred in part pursuant to Section 4.05(a) hereof and in part pursuant to one or more clauses of the definition of “Permitted Debt” (other than in respect of clause (16) of such definition), any calculation of Total Gross Debt in connection with the incurrence of Indebtedness pursuant to Section 4.05(a) hereof (but not in respect of any future calculation following such date) shall not include any such Indebtedness (and shall not give effect to any repayment, repurchase, redemption, defeasance or other acquisition, retirement or discharge of Indebtedness from the proceeds thereof) to the extent incurred pursuant to any such other clause of such definition. Indebtedness under Credit Facilities outstanding on the date on which Securities are first issued and authenticated under this Indenture will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of “Permitted Debt” and the Company shall not be permitted to reclassify all or any portion of such Indebtedness. The accrual of interest or Preferred Stock dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness not secured by a Lien in the form of additional Indebtedness with the same terms, the reclassification of Preferred Stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Preferred Stock or Disqualified Stock in the form of additional securities of the same class of Preferred Stock or Disqualified Stock will be deemed not to be an incurrence of Indebtedness or an issuance of Preferred Stock or Disqualified Stock for purposes of this Section 4.05; provided that the amount thereof is included in Fixed Charges of the Company as accrued to the extent required by the definition of such term.

The amount of any Indebtedness outstanding as of any date will be:

(1)	the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2)	the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3)	in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a)	the Fair Market Value of such assets at the date of determination; and

(b)	the amount of the Indebtedness of the other Person.

For purposes of determining compliance with any Canadian dollar-denominated restriction on the incurrence of any Indebtedness or incurrence of Disqualified Stock or Preferred Stock, the Canadian dollar-equivalent principal amount of Indebtedness, Disqualified Stock or Preferred Stock denominated in a foreign currency, including U.S. dollars, shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred; provided that if such Indebtedness is incurred or Disqualified Stock or Preferred Stock is issued to refinance other Indebtedness, Disqualified Stock or Preferred Stock denominated in a foreign currency, and such refinancing would cause the applicable Canadian dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Canadian dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness, Disqualified Stock or Preferred Stock in the foreign currency so denominated does not exceed the principal amount of such Indebtedness, Disqualified Stock or Preferred Stock in the foreign currency so denominated being refinanced. Notwithstanding any other provision of this Section 4.05, the maximum amount of Indebtedness that may be incurred or Disqualified Stock or Preferred Stock issued pursuant to this Section 4.05 will be deemed not to have been exceeded with respect to any outstanding Indebtedness, Disqualified Stock or Preferred Stock due solely to the result of fluctuations in the exchange rates of currencies.

SECTION 4.06 Restrictions on Distributions and Other Payments by Restricted Subsidiaries.

(a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)

pay dividends or make any other distributions on its Capital Stock to the Company or any Restricted Subsidiary, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any Restricted Subsidiary; provided that the priority that any series of Preferred Stock of a Restricted Subsidiary has in receiving dividends or liquidating distributions before dividends or liquidating distributions are paid in respect of common stock of such Restricted Subsidiary shall not constitute a restriction on the ability to make dividends or distributions on Capital Stock for purposes of this Section 4.06;

(2)	make loans or advances to the Company or any Restricted Subsidiary; or

(3)	sell, lease or transfer any of its properties or assets to the Company or any Restricted Subsidiary.

(b) Section 4.06(a) hereof shall not apply to encumbrances or restrictions existing under or by reason of:

(1)

agreements governing Existing Indebtedness or Credit Facilities as in effect on the date of this Indenture and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of this Indenture;

(2)	this Indenture, the Securities and the Note Guarantees;

(3)

agreements governing other Indebtedness permitted to be incurred under Section 4.05 hereof and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the restrictions therein are not materially more restrictive, taken as a whole, than those contained in this Indenture, the Securities and the Note Guarantees as in effect on the date of this Indenture;

(4)	applicable law, rule, regulation, order, approval, governmental license, permit or similar restriction;

(5)

any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any Restricted Subsidiary as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

(6)	customary non-assignment provisions in purchase and sale or exchange agreements or in other contracts, licenses, easements or leases, in each case, entered into in the ordinary course of business;

(7)

purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in Section 4.06(a)(3) hereof;

(8)

any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary or sales of such Restricted Subsidiary’s assets pending its sale or other disposition;

(9)

Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(10)	Liens permitted to be incurred under the provisions of the covenant described under Section 4.10 hereof that limit the right of the debtor to dispose of the assets subject to such Liens;

(11)

provisions limiting the disposition, leasing, subleasing or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements, farm-in and farm-out agreements and other similar agreements (including agreements entered into in connection with a Restricted Investment) entered into (i) in the ordinary course of business or (ii) with the approval of the Company’s Board of Directors, in each case, which limitation is applicable only to the assets that are the subject of such agreements;

(12)	encumbrances or restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

(13)

an agreement or other instrument of an Unrestricted Subsidiary that is designated a Restricted Subsidiary and that was in existence at the time of such designation; provided that such agreement or instrument was not created in contemplation of or in connection with such designation which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person so designated.

SECTION 4.07 Asset Sales.

(a) The Company will not, and will not permit any Restricted Subsidiary to, consummate an Asset Sale unless:

(1)

the Company (or a Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2)	at least 75% of the aggregate consideration received in the Asset Sale by the Company or a Restricted Subsidiary is in the form of cash or Cash

Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

(A)

any liabilities, as shown on the Company’s most recent consolidated balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Securities or any Note Guarantee) that are assumed by the transferee of any such assets or Equity Interests pursuant to a customary novation or indemnity agreement that releases the Company or such Restricted Subsidiary from or indemnifies against further liability;

(B)

any securities, notes or other obligations received by the Company or any Restricted Subsidiary from such transferee that are, within 180 days of the Asset Sale, converted by the Company or such Restricted Subsidiary into Cash Equivalents, to the extent of the Cash Equivalents received in that conversion;

(C)	any Capital Stock or assets of the kind referred to in Section 4.07(b)(3) or Section 4.07(b)(5) hereof;

(D)

with respect to any Asset Sale of any Oil and Gas Properties in the ordinary course of business where the Company or a Restricted Subsidiary retains an interest in such property, the costs and expenses related to the exploration, development, completion or production of such Oil and Gas Properties and activities related thereto agreed to be assumed by the transferee (or an Affiliate thereof) pursuant to a customary agreement; and

(E)

any Designated Non-cash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (E) that is at that time outstanding, not to exceed C$5.0 million, with the Fair Market Value of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value.

(b) Within 180 days after the receipt of any Net Proceeds from an Asset Sale, the Company (or any Restricted Subsidiary) may apply such Net Proceeds:

(1)	to repay and permanently reduce the commitments in respect of Indebtedness and other Obligations under any Credit Facility that is secured by a Lien;

(2)

to offer to equally and ratably reduce obligations under the Securities by making an offer (in accordance with the procedures set forth in Section 4.07(c) hereof for an Asset Sale Offer) to all holders of Securities to purchase a pro rata principal amount of Securities at a price equal to 100% of the principal amount of Securities tendered to such offer, plus accrued and unpaid interest, if any, to, but not including, the date of purchase;

(3)	to make capital expenditures in respect of the Company’s or any Restricted Subsidiaries’ Oil and Gas Business; or

(4)	any combination of the foregoing.

Pending the final application of any Net Proceeds, the Company or any Restricted Subsidiary may reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

(c) Any Net Proceeds from Asset Sales that are not applied or invested as provided in Section 4.07(b) hereof shall constitute “Excess Proceeds”; provided that any amount of proceeds offered to holders pursuant to Section 4.07(b)(2)(b) hereof or pursuant to an Asset Sale Offer made at any time after the Asset Sale shall be deemed to have been applied as required and shall not be deemed to be Excess Proceeds without regard to the extent to which such offer is accepted by the holders. When the aggregate amount of Excess Proceeds exceeds C$10.0 million, within ten Business Days thereof, the Company will make an offer (an “Asset Sale Offer”) to all holders of Securities and, if required by the terms of any Indebtedness that is pari passu with the Securities, to all holders of such other Indebtedness, to purchase, prepay or redeem, on a pro rata basis, the maximum principal amount of Securities and such other pari passu Indebtedness (plus all accrued and unpaid interest on the Securities and such other Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds. The Company may elect to commence such Asset Sale Offer prior to the completion of the 180-day period specified above and/or prior to the aggregate amount of Excess Proceeds exceeding C$10.0 million. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount of the Securities and such other Indebtedness, plus accrued and unpaid interest, if any, to, but not including, the date of purchase, prepayment or redemption, subject to the rights of holders of Securities and such other Indebtedness on the relevant record date to receive interest due on the relevant Interest Payment Date, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company or any Restricted Subsidiary may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Securities and such other Indebtedness (plus all accrued and unpaid interest on the Securities and such other Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) tendered in such Asset Sale Offer exceeds the amount of Excess Proceeds allocated to the purchase of Securities and such other Indebtedness, the Trustee will select the Securities and such other Indebtedness to be purchased on a pro rata basis (except that any Securities represented by a Security in global form will be selected by such method as DTC may require), based on the amounts tendered (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of US$1.00, or an integral multiple of US$1.00 in excess thereof, will be purchased). Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

(d) Notwithstanding clauses (a) through (c) of this Section 4.07, the sale, conveyance or other disposition of all or substantially all of the properties and assets of the Company and the Restricted Subsidiaries, taken as a whole, will be governed by Section 4.09 and/or Article 5 hereof and not by this Section 4.07.

(e) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Securities pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.07 or compliance with this Section 4.07 would constitute a violation of any such laws or regulations, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.07 by virtue of such compliance.

SECTION 4.08 Transactions with Affiliates.

(a) The Company will not, and will not permit any Restricted Subsidiary to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each, an “Affiliate Transaction”), unless:

(1)

the Affiliate Transaction is on terms that are not less favorable (taken as a whole) to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with a Person that is not an Affiliate of the Company; and

(2)	the Company delivers to the Trustee:

(A)

with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of C$3.0 million, an Officer’s Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this Section 4.08; and

(B)

with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of C$7.5 million, a resolution of the Board of Directors of the Company set forth in an Officer’s Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this Section 4.08 and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the disinterested members of the Board of Directors of the Company, if any.

(b) The following items will be deemed not to be Affiliate Transactions and, therefore, will not be subject to Section 4.08(a) hereof:

(1)

any employment or consulting agreement, employee benefit plan, stock ownership or stock option plan, officer or director indemnification, compensation or severance agreement or any similar arrangement entered into by the Company or any Restricted Subsidiary in the ordinary course of business and payments, awards, grants or issuances pursuant thereto;

(2)

loans or advances to employees of the Company or any Restricted Subsidiary on or after the Amendment Date made in the ordinary course of business in an aggregate principal amount not to exceed C$1.0 million;

(3)	transactions between or among the Company and/or any Guarantors;

(4)

transactions with a Person (other than an Unrestricted Subsidiary) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(5)

payment of reasonable and customary fees and reimbursements of expenses (pursuant to indemnity arrangements, insurance or otherwise) of officers, directors, employees or consultants of the Company or any Restricted Subsidiary;

(6)	any sale or issuance of Equity Interests (other than Disqualified Stock) of the Company to Affiliates of the Company;

(7)	Permitted Investments (other than pursuant to clauses (3), (9), (11), (13) and (14) of the definition thereof) or Restricted Payments that do not violate Section 4.04 hereof;

(8)

transactions effected, and payments made, in accordance with the terms of the agreements as such agreements are in effect on the date of this Indenture, and any amendment or replacement of any of such agreements so long as such amendment or replacement agreement is no less advantageous to the Company or the applicable Restricted Subsidiary in any material respect than the agreement so amended or replaced; and

(9)

any agreement as in effect as of the date hereof or any amendment thereto or replacement or similar transaction (so long as any such agreement together with all amendments thereto or replacements or similar transactions, taken as a whole, are not more disadvantageous to the Company and its Restricted Subsidiaries than the original agreement as in effect on the date hereof) or any transaction contemplated thereby.

Notwithstanding the foregoing, without prejudice to the provisions of Section 4.20 hereof, the Company or any Restricted Subsidiary shall not form, invest in or otherwise enter into any

Financial Drilling Joint Venture or enter into or permit to exist any farm-out agreements or arrangements with any Affiliates of the Company unless (x) such transaction is on terms that are not less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with a Person that is not an Affiliate of the Company, (y) the Company shall deliver to the Trustee a resolution of the Board of Directors of the Company set forth in an Officer’s Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this covenant and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the disinterested members of the Board of Directors of the Company, and (z) with respect to any such Financial Drilling Joint Ventures or farm-out agreements or arrangements that involve total assets with a fair market value in excess of C$10.0 million, the Company shall deliver to the Trustee an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction or series of related Affiliate Transactions from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; provided that the Company shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any farm-out agreements or arrangements with any Affiliates of the Company that involve total assets with a fair market value, together with the fair market value of the total assets of all other farm-out agreements or arrangements with Affiliates of the Company pursuant to this paragraph, in excess of C$25.0 million in the aggregate at any time outstanding.

SECTION 4.09 Change of Control.

(a) If a Change of Control occurs, unless the Company has exercised its right to redeem all of the Securities as described in Article 3 hereof, each holder of Securities will have the right to require the Company to repurchase all or any part (equal to US$1.00 or an integral multiple of US$1.00 in excess thereof) of that holder’s Securities pursuant to an offer (a “Change of Control Offer”) on the terms set forth in this Indenture. In the Change of Control Offer, the Company will offer a payment (a “Change of Control Payment”) in cash equal to 101% of the aggregate principal amount of Securities repurchased, plus accrued and unpaid interest, if any, on the Securities repurchased, to, but not including, the date of purchase (the “Change of Control Purchase Date”), subject to the rights of holders of Securities on the relevant record date to receive interest due on the relevant Interest Payment Date.

(b) Prior to or within 30 days following any Change of Control, the Company shall send a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Securities validly tendered prior to the expiration date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is sent, pursuant to the procedures required by this Indenture and described in such notice. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Securities as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and will be deemed not to have breached its obligations under the Change of Control provisions of this Indenture by virtue of such conflict.

(c) Promptly following the expiration of the Change of Control Offer, the Company shall, to the extent lawful, accept for payment all Securities or portions of Securities validly tendered pursuant to the Change of Control Offer. Promptly after such acceptance, the Company will, on the Change of Control Purchase Date:

(1)	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Securities or portions of Securities validly tendered; and

(2)

deliver or cause to be delivered to the Trustee the Securities validly accepted together with an Officer’s Certificate stating the aggregate principal amount of Securities or portions of Securities being purchased by the Company.

(d) The Paying Agent shall promptly mail or wire transfer to each holder of Securities validly tendered the Change of Control Payment for such Securities (or, if all the Securities are then in global form, make such payment through the facilities of DTC), and the Trustee shall, upon direction by the Company, promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered, if any; provided that each new Security will be in a principal amount of US$1.00 or an integral multiple of US$1.00 in excess thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

(e) On the Change of Control Purchase Date, all Securities purchased by the Company under this Section 4.09 shall be delivered by the Company to the Trustee for cancellation, and the Company shall pay the Change of Control Payment to the holders entitled thereto.

(f) The Company shall not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not validly withdrawn under the Change of Control Offer, (2) a notice of redemption has been given pursuant to this Indenture and pursuant to paragraph 5 of the Securities unless and until there is a default in payment of the applicable redemption price or (3) in connection with or in contemplation of any Change of Control, it or a third party has made an offer to purchase (an “Alternate Offer”) any and all Securities validly tendered at a cash price equal to or higher than the Change of Control Payment in the manner, at the time and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and has purchased all Securities validly tendered in accordance with the terms of such Alternate Offer. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

(g) Securities repurchased by the Company pursuant to a Change of Control Offer will have the status of Securities issued but not outstanding or will be retired and cancelled, at the option of the Company. Securities purchased by a third party pursuant to Section 4.09(f)(1) hereof will have the status of Securities issued and outstanding.

(h) In the event that holders of not less than 90% in aggregate principal amount of the outstanding Securities accept a Change of Control Offer and the Company (or any third party making such Change of Control Offer in lieu of the Company pursuant to Section 4.09(f)(1) hereof) purchases all of the Securities held by such holders, the Company will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer, to redeem all of the Securities that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, on the Securities, that remain outstanding, to, but not including, the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the redemption date).

SECTION 4.10 Liens. The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) securing Indebtedness (including Attributable Debt) upon any of their property or assets, now owned or hereafter acquired.

SECTION 4.11 Limitation on Sale and Leaseback Transactions. The Company will not, and will not permit any Restricted Subsidiary to, enter into any sale and leaseback transaction; provided that the Company or any Guarantor may enter into a sale and leaseback transaction if:

(a) (i) the Ratio Test for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such Attributable Debt is incurred would not exceed 3.0 to 1.0, determined on a pro forma basis after giving effect to the incurrence of the Attributable Debt relating to such sale and leaseback as if the Attributable Debt relating to such sale and leaseback had been incurred at the beginning of such four-quarter period, and (ii) the Company or that Guarantor, as applicable, could have incurred a Lien to secure such Indebtedness pursuant to Section 4.10 hereof;

(b) the gross cash proceeds of that sale and leaseback transaction are at least equal to the Fair Market Value of the property that is the subject of that sale and leaseback transaction; and

(c) the transfer of assets in that sale and leaseback transaction is permitted by, and the application of the proceeds of such transaction by the lessee does not violate, Section 4.07 hereof.

SECTION 4.12 Guarantees. If the Company or any Restricted Subsidiary acquires or creates a Restricted Subsidiary after the date hereof that becomes a borrower, or guarantees the obligations of the Company, under the Credit Agreement or that incurs or guarantees any other Indebtedness, which other Indebtedness exceeds C$5.0 million principal amount, then that Subsidiary will become a Guarantor by executing a supplemental indenture in the form attached hereto as Exhibit B, which is hereby incorporated in, and expressly made part of, this Indenture, and delivering an Opinion of Counsel satisfactory to the Trustee within 20 Business Days after the date that such Subsidiary guaranteed or incurred such other Indebtedness.

SECTION 4.13 Business Activities. The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than the Oil and Gas Business, except to such extent as would not be material to the Company and the Restricted Subsidiaries taken as a whole.

SECTION 4.14 Designation of Restricted and Unrestricted Subsidiaries.

(a) The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company or the Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be either an Investment made as of the time of the designation that will reduce the amount available for Restricted Payments under Section 4.04 hereof or represent a Permitted Investment under one or more clauses of the definition of “Permitted Investments,” as determined by the Company. Such designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an “Unrestricted Subsidiary.”

(b) Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.04 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under Section 4.05 hereof, the Company will be in default of such covenant.

(c) The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.05 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period; and (2) no Default or Event of Default would be in existence following such designation.

SECTION 4.15 Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officer’s Certificate signed by one of the principal executive officer, the principal financial officer or the principal accounting officer of the Company (in addition to another signatory) regarding compliance with this Indenture to the best of the knowledge of the signatories thereto. Within 30 days of any officer of the Company becoming aware of any Default or Event of Default, the Company shall deliver to the Trustee a written statement specifying such Default or Event of Default.

SECTION 4.16 Suspension of Certain Covenants when Securities Are Rated Investment Grade.

(a) If on any date following the date of this Indenture:

(1)	the Securities are rated by both of the Rating Agencies as having an Investment Grade Rating; and

(2)	no Default or Event of Default shall have occurred and be continuing,

then, upon the Company’s delivery of notice of such events to the Trustee, the covenants described in Sections 4.04, 4.05, 4.06, 4.07, 4.08, 4.11(a)(i), 4.11(c), 4.14 and 5.01(a)(4) hereof are suspended.

(b) During any period that the covenants described in Sections 4.04, 4.05, 4.06, 4.07, 4.08, 4.11(a)(i), 4.11(c), 4.14 and 5.01(a)(4) hereof have been suspended, the Company’s Board of Directors may not designate any of its Subsidiaries as Unrestricted Subsidiaries pursuant to the covenant described in Section 4.14 hereof.

(c) Notwithstanding the foregoing, if the rating assigned by either such Rating Agency should subsequently decline to below Investment Grade Rating, the covenants described in Sections 4.04, 4.05, 4.06, 4.07, 4.08, 4.11(a)(i), 4.11(c), 4.14 and 5.01(a)(4) hereof will be reinstituted as of and from the date of such rating decline (the “Reversion Date”). In the event of any such reinstatement, no Default or Event of Default will be deemed to have occurred as a result of a failure to comply with the suspended covenants during a suspension period (or on the Reversion Date or after the suspension period based solely on events that occurred during the suspension period). On each Reversion Date, all Indebtedness incurred, and Disqualified Stock and Preferred Stock issued, during the suspension period prior to such Reversion Date will be deemed to be Permitted Indebtedness that falls within the scope of the definition of Existing Indebtedness and is permitted under Section 4.05(b)(2) hereof. Calculations under the reinstated covenant described in Section 4.04 hereof will be made as if the Restricted Payments had been in effect since the date of this Indenture, except that no Default will be deemed to have occurred solely by reason of a Restricted Payment made while the covenant described in Section 4.04 hereof was suspended. In addition, for the purposes of Sections 4.06 and 4.08 hereof, all agreements and arrangements entered into during the period in which such covenants are suspended shall be deemed to have been entered into and existing prior to the date of this Indenture and any Indebtedness incurred during such period shall be deemed to be Permitted Debt under Section 4.05(b)(2) hereof. The Company will notify the Trustee if the Reversion Date has occurred, promptly after becoming aware of same.

SECTION 4.17 Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.18 Payments for Consent. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration in any form and whether paid pursuant to one transaction or a series of transactions to or for the benefit of any holder of Securities for or as an inducement to any consent, waiver, supplement or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all holders (with ten Business Days to consider such offer) and is paid to all holders of the Securities that consent, waive or agree to supplement or amend in the time frame set forth in the solicitation documents relating to such consent, waiver, supplement or agreement.

SECTION 4.19 Production Payments. The Company will not, and will not permit any Restricted Subsidiary to, engage in any Production Payments.

SECTION 4.20 Financial Drilling Joint Ventures. The Company will not, and will not permit any Restricted Subsidiary to, make any Investment in Financial Drilling Joint Ventures that involve total assets with a fair market value, together with the fair market value of the total assets of all other Financial Drilling Joint Ventures invested pursuant to this Section 4.20, in excess of C$50.0 million in the aggregate at any time outstanding.

SECTION 4.21 Required Oil and Gas Hedging Contracts. The Company shall maintain one or more Oil and Gas Hedging Contracts, the notional volumes for which are at least 50% of the Expected Production, as reasonably anticipated as of the Issue Date as set forth in the Summary Engineering Report, for each month during the period during which any such Oil and Gas Hedging Contracts is in effect for crude oil and/or natural gas, each calculated separately for the period commencing on the Issue Date (or earlier, if applicable) until the 24-month anniversary of the Issue Date (if applicable), and at all times thereafter shall maintain hedges for the same percentage of notional volumes on a rolling 24-month basis; provided that the Company shall have 90 days following the earlier of the receipt of the Summary Engineering Report and when the Summary Engineering Report is due pursuant to Section 4.02 hereof to ensure that it is compliance with the hedging requirement set forth herein.

ARTICLE 5

AMALGAMATION, MERGER, CONSOLIDATION OR SALE OF ASSETS

SECTION 5.01 The Company May Consolidate, Merge, Etc. Only on Certain Terms.

(a) The Company will not, directly or indirectly: (1) consolidate, amalgamate or combine with or merge with or into another Person (whether or not the Company is the survivor), or (2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person, unless:

(1)

either: (A) the Company is the surviving or, in the case of amalgamation, continuing Person; or (B) the Person formed by or surviving any such consolidation, amalgamation, combination or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is an entity organized or existing under the laws of Canada or any political subdivision thereof, the United States, any state of the United States or the District of Columbia;

(2)

the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made (if other than the Company) assumes all the obligations of the Company under the Securities and this Indenture either by operation of law or pursuant to agreements reasonably satisfactory to the Trustee;

(3)	immediately after such transaction, no Default or Event of Default exists;

(4)

immediately after giving effect to such transaction and any related financing transaction on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, either the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made, would be permitted to incur at least C$1.00 of additional Indebtedness pursuant to the proviso set forth in Section 4.05(a) hereof or the Ratio Test of the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made, is not greater than the Ratio Test of the Company immediately prior to such transaction; and

(5)

the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or disposition and such supplemental indenture, if any, comply with this Indenture.

This Section 5.01(a) shall not apply to any sale, assignment, transfer, conveyance, lease or other disposition of assets or consolidation, amalgamation, combination or merger between or among any of the Company and the Restricted Subsidiaries. Sections 5.01(a)(3) and 5.01(a)(4) hereof shall not apply to any consolidation, amalgamation, combination or merger of the Company with or into an Affiliate solely for the purpose of reorganizing the Company in another jurisdiction.

SECTION 5.02 The Guarantors May Consolidate, Etc. Only on Certain Terms. Each Guarantor may not, directly or indirectly: (1) consolidate, amalgamate or combine with or merge with or into another Person (whether or not such Guarantor is the surviving Person), or (2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person, unless:

(1)	immediately after giving effect to such transaction or series of transactions, no Default or Event of Default exists; and

(2)	either:

(A)

the Person acquiring the properties or assets in any such sale or other disposition or the Person formed by or surviving any such consolidation, amalgamation, combination or merger (if other than the Guarantor) unconditionally assumes all the obligations of that Guarantor under its Note Guarantee and this Indenture pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee; or

(B)	such transaction or series of transactions does not violate Section 4.07 hereof.

Notwithstanding the foregoing, this Section 5.02 shall not apply to any sale, assignment, transfer, conveyance, lease or other disposition of assets or consolidation, amalgamation, combination or merger between or among the Company and any Guarantors.

ARTICLE 6

DEFAULTS AND REMEDIES

SECTION 6.01 Events of Default. Each of the following is an “Event of Default”:

(1)	default for 30 days in the payment when due of interest, if any, on the Securities;

(2)	default in the payment when due (at Stated Maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Securities;

(3)	failure by the Company to comply with Section 4.07, Section 4.09, Section 4.18 and Article 5 hereof;

(4)

failure by the Company or any Restricted Subsidiary for 60 days after notice to the Company by the Trustee or the holders of at least 25% in aggregate principal amount of the Securities then outstanding to comply with any of the other agreements in this Indenture;

(5)

default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Restricted Subsidiary (or the payment of which is guaranteed by the Company or any Restricted Subsidiary), whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, if that default:

(A)

is caused by a failure to pay principal of, premium on, if any, or interest, if any, on, such Indebtedness when due after giving effect to any grace period provided in such Indebtedness (a “Payment Default”); or

(B)

results in the acceleration of such Indebtedness prior to its Stated Maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates C$5.0 million or more; provided that if any such Payment Default is cured or waived or any such acceleration is rescinded, or such Indebtedness is repaid, within 10 Business Days from the continuation of such Default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default and any acceleration of the Securities caused by such Payment Default or acceleration shall be automatically rescinded, so long as such rescission does not conflict with any judgment or decree or applicable law;

(6)

failure by the Company or any Restricted Subsidiary to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of C$5.0 million (to the extent not covered by insurance by a reputable and creditworthy insurer as to which the insurer has not disclaimed coverage), which judgments are not paid, discharged or stayed, for a period of 60 days;

(7)

except as permitted by this Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee;

(8)

the Company, or any Restricted Subsidiary that is a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(A)	commences a voluntary case under any Bankruptcy Law;

(B)	consents to the entry of an order for relief against it in an involuntary case; or

(C)	makes a general assignment for the benefit of its creditors;

or takes any comparable action under any foreign laws relating to insolvency, bankruptcy, reorganization, arrangement or compromise, including any provisions of corporate statutes of like effect; and

(9)	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)

is for relief against the Company, any Guarantor, any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary in an involuntary case;

(B)

appoints a Securities Custodian of the Company, any Guarantor, any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary, or for any substantial part of its or their property; or

(C)

orders the winding-up or liquidation of the Company, any Guarantor, any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary;

or any similar relief is granted under any foreign laws (including pursuant to any corporate statutes providing for a stay of proceedings or similar relief) and the order or decree remains unstayed and in effect for 60 days.

The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

However, a default under clause (4) of this Section 6.01 will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of the outstanding Securities notify the Company of the default and the Company or any Restricted Subsidiaries do not cure such default within the time specified after receipt of such notice. Such notice must be in writing, specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”

SECTION 6.02 Acceleration. In the case of an Event of Default specified in Section 6.01(8) or 6.01(9) hereof, with respect to the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Securities will become due and payable immediately without further action or notice.

In case of an Event of Default arising from non-compliance with Section 4.18 hereof, the Trustee or any affected holder may declare all the Securities to be due and payable immediately by notice in writing to the Company specifying the Event of Default.

If any other Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the then-outstanding Securities may declare all the Securities to be due and payable immediately by notice in writing to the Company specifying the Event of Default.

The holders of a majority in principal amount of the then-outstanding Securities by written notice to the Trustee may rescind any such acceleration with respect to the Securities and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived, except nonpayment of principal of, premium on, if any, or interest, if any, on the Securities or arising from non-compliance with Section 4.18 hereof. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative, to the extent permitted by law.

SECTION 6.04 Waiver of Past Defaults. The holders of a majority in principal amount of the then-outstanding Securities by written notice to the Trustee may, on behalf of the holders of all of the Securities, rescind an acceleration or waive any existing Default or Event of Default and its consequences under this Indenture, if the rescission would not conflict with any judgment or decree, except a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest, if any, on, the Securities or arising from non-compliance with respect to Section 4.18 hereof. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

SECTION 6.05 Control by Majority. The holders of a majority in principal amount of the then-outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee shall refuse to follow any direction that conflicts with any affected holder relating to any such proceeding relating to the enforcement of the right to receive payment of principal, premium, if any, or interest, when due, or to enforce Section 4.18 hereof, and may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01 hereof, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may withhold from holders of the Securities notice of any continuing Default or Event of Default if the Trustee determines that withholding notice is not opposed to the interest of the holders of the Securities, except a Default or Event of Default relating to the payment of principal of, premium on, if any, and interest, on the Securities.

SECTION 6.06 Limitation on Suits. Subject to Article 7 hereof, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any holders of Securities unless such holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest, when due, or to enforce Section 4.18 hereof, no holder of a Security may pursue any remedy with respect to this Indenture or the Securities unless:

(1)	such holder has previously given the Trustee written notice that an Event of Default is continuing;

(2)	holders of at least 25% in aggregate principal amount of the then-outstanding Securities make a written request to the Trustee to pursue the remedy;

(3)	such holder or holders offer and, if requested, provide to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(4)	the Trustee does not comply with such request within 60 days after receipt of the request and the offer of security or indemnity; and

(5)	during such 60-day period, the holders of a majority in principal amount of the then- outstanding Securities do not give the Trustee a direction inconsistent with such request.

A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder. In the event that the Definitive Securities are not issued to any beneficial owner promptly after the Registrar has received a request from the holder of a Global Security to issue such Definitive Securities to such beneficial owner of its nominee, the Company expressly agrees and acknowledges, with respect to the right of any holder to pursue a remedy pursuant to this Indenture, the right of such beneficial holder of Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial holder’s Securities as if such Definitive Securities had been issued.

SECTION 6.07 Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any holder to receive payment of principal of, premium, if any, and interest on the Securities held by such holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such holder.

SECTION 6.08 Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee may recover judgment in its own name and as Trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

SECTION 6.09 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the holders in any election of a Trustee in bankruptcy or other Person performing similar functions, and any Securities Custodian in any such judicial proceeding is hereby authorized by each holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due such Trustee under Section 7.07 hereof.

SECTION 6.10 Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

FIRST: to the Trustee for amounts due under Section 7.07 hereof;

SECOND: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

THIRD: to the Company or to such party as a court of competent jurisdiction shall direct, including a Guarantor, if applicable.

The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10. At least 15 days before such record date, the Company shall send to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court of competent jurisdiction in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a holder pursuant to Section 6.07 hereof or a suit by holders of more than 10% in aggregate principal amount of the Securities.

SECTION 6.12 Waiver of Stay or Extension Laws. Each of the Company and the Guarantors (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of the Company and the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

TRUSTEE

SECTION 7.01 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee, once it becomes aware of any such Event of Default, shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1)

the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)

in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but shall not be required to verify any mathematical calculations contained therein).

(c) The Trustee may not be relieved from liability for its own negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(1)	this Section 7.01(c) does not limit the effect of Section 7.01(b) hereof;

(2)	the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

(3)	the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.04 and 6.05 hereof; and

(4)

no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) The permissive authorizations, entitlements, powers and rights (including the right to request that the Company take an action or deliver a document and the exercise of remedies following an Event of Default) granted to the Trustee herein shall not be construed as duties.

SECTION 7.02 Rights of Trustee.

(a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in conclusive reliance on the Officer’s Certificate or Opinion of Counsel.

(c) The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or gross negligence.

(e) The Trustee may consult with counsel of its selection, and the advice or Opinion of Counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

(h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(i) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the holders of Securities pursuant to the provisions of this Indenture, unless such holders of Securities shall have offered to the Trustee, security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred therein or thereby.

(j) The Trustee may at any time request, and the Company shall deliver an Officer’s Certificate setting forth the specimen signatures and the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(k) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

SECTION 7.03 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11 hereof.

SECTION 7.04 Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities; it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.

SECTION 7.05 Notice of Defaults. If a Default occurs, is continuing and is actually known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default within 90 days after it occurs unless such Default shall have been cured or waived. Except in the case of a Default in the payment of principal of, premium, if any, or interest on any Security, the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is not opposed to the interests of the Securityholders.

SECTION 7.06 Reports by Trustee to Holders. As promptly as practicable, upon the Company’s request, the Trustee shall deliver to each Securityholder any report received by the Trustee from the Company pursuant to Section 4.02 hereof.

SECTION 7.07 Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation for its services as agreed by the Company and the Trustee. The Trustee’s compensation shall not be limited by any law on compensation of a Trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Company and the Guarantors jointly and severally, shall indemnify the Trustee and its officers, directors, employees and agents against any and all loss, liability, damage, claim or expense (including attorneys’ fees and expenses) including the costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, the Guarantors, any holder or any other Person) incurred by it in connection with the administration of this Indenture and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee determined to have been caused by the Trustee’s own willful misconduct or gross negligence.

To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

The Company’s payment obligations pursuant to this Section 7.07 shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(7) or 6.01(8) hereof with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

SECTION 7.08 Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and the Company not less than 30 days prior the effective date of such removal and may appoint a successor Trustee. The Company may remove the Trustee if:

(1)	the Trustee fails to comply with Section 7.10 hereof;

(2)	the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)	a receiver or other public officer takes charge of the Trustee or its property; or

(4)	the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed by the Company or by the holders of a majority in principal amount of the Securities and such holders do not reasonably and promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall send a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07 hereof.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, at the expense of the Company, or the holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10 hereof, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09 Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10 Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA § 310(a). The Trustee (together with its parent) shall have a combined capital and surplus of at least US$50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

SECTION 7.11 Preferential Collection of Claims Against the Company. The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

ARTICLE 8

DEFEASANCE

SECTION 8.01 Discharge of Liability on Securities; Defeasance.

(a) The Company may at any time, at its option, elect to have all of its obligations discharged with respect to the outstanding Securities and all obligations of the Guarantors discharged with respect to their Note Guarantees (“Legal Defeasance”) except for:

(1)

the rights of holders of outstanding Securities to receive payments in respect of the principal of, premium on, if any, or interest, if any, on, such Securities when such payments are due from the trust pursuant to Section 8.01(a)(2) hereof;

(2)

the Company’s obligations with respect to the Securities concerning issuing temporary Securities, registration of Securities, mutilated, destroyed, lost or stolen Securities and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts and immunities and certain duties of the Trustee under this Indenture, and the Company’s and the Guarantors’ obligations in connection therewith; and

(4)	the provisions of this Article 8 with respect to Legal Defeasance.

(b) The Company may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors released with respect to Sections 4.02, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.16, 4.19, 4.20, 4.21 and 5.01(a)(4) hereof (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the Securities. In the event Covenant Defeasance occurs, all Events of Default described under Section 6.01 hereof (except Sections 6.01(1), (2), (8) and (9)) will no longer constitute an Event of Default with respect to the Securities.

SECTION 8.02 Conditions to Defeasance. In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)

the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Securities, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, premium on, if any, and interest, if any, to, but not including, the stated date for payment of the Securities or the applicable redemption date (as applicable), on, the outstanding Securities on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Securities are being defeased to such stated date for payment or to a particular redemption date;

(2)

in the case of Legal Defeasance, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the holders of the outstanding Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)

in the case of Covenant Defeasance, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the holders of the outstanding Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)

no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings);

(5)

such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6)

the Company must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of Securities over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

(7)

the Company must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.03 Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent (including the Company or a Guarantor acting as Paying Agent) as the Trustee may determine, to the payment of principal of and interest on the Securities in accordance with this Indenture.

SECTION 8.04 Repayment to the Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

SECTION 8.05 Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations other than such tax, fee or other charge which by law is for the account of the holders of the outstanding Securities.

SECTION 8.06 Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court of competent jurisdiction or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and each Guarantor’s obligations under this Indenture with respect to the Securities and each Guarantee shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Company has made any payment of interest on, premium, if any, or principal of any Securities because of the reinstatement of their obligations, the Company shall be subrogated to the rights of the holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENTS

SECTION 9.01 Without Consent of Holders. Without the consent of any holder of Securities, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Securities or the Note Guarantees to:

(1)	cure any ambiguity, defect or inconsistency;

(2)	provide for uncertificated Securities in addition to or in place of certificated Securities;

(3)

provide for the assumption of the Company’s or a Guarantor’s obligations to holders of Securities and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Guarantor’s assets that is permitted by this Indenture, as applicable;

(4)	make any change that would provide any additional rights or benefits to the holders of Securities or that does not adversely affect the legal rights under the Indenture of any holder of Securities;

(5)	conform the text of this Indenture, the Securities or the Note Guarantees to any provision of the “Description of Notes” as provided for in an Officer’s Certificate to the Trustee;

(6)	provide for the issuance of additional Securities in accordance with the limitations set forth in this Indenture as of the date of this Indenture;

(7)	secure the Securities or the Note Guarantees pursuant to the requirements of Section 4.10 hereof;

(8)

make any amendment to the provisions of this Indenture relating to the transfer and legending of Securities as permitted by this Indenture and in compliance with Applicable Securities Laws, including, without limitation to facilitate the issuance and administration of the Securities; provided, however, that such amendment does not adversely affect the rights of holders of Securities to transfer Securities;

(9)	comply with the rules of any applicable Depositary;

(10)	add any additional Guarantor or to evidence the release of any Guarantor from its Note Guarantee, in each case as provided in this Indenture; or

(11)	evidence or provide for the acceptance of appointment under this Indenture of a successor Trustee.

After an amendment under this Section 9.01 becomes effective, the Company shall mail to holders of the Securities a notice briefly describing such amendment. The failure to give such notice to all holders of the Securities, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

SECTION 9.02 With Consent of Holders. Except as otherwise provided in this Indenture, the Securities or the Note Guarantees, this Indenture, the Securities or the Note Guarantees may be amended or supplemented with the consent of the holders of a majority in aggregate principal amount of the then-outstanding Securities (including, without limitation, additional Securities, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Securities), and any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium on, if any, or interest, if any, on, the Securities, except a Payment Default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Securities or the Note Guarantees may be waived with the consent of the holders of a majority in aggregate principal amount of the then-outstanding Securities (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities). However, without the consent of each holder of Securities affected, an amendment, supplement or waiver may not (with respect to any Securities held by a non-consenting holder):

(1)	reduce the principal amount of Securities whose holders must consent to an amendment, supplement or waiver;

(2)

reduce the principal of or change the fixed maturity of any Security or alter or waive any of the provisions with respect to the redemption or repurchase of the Securities (except Sections 4.07 and 4.09 hereof);

(3)	reduce the rate of or change the time for payment of interest, including default interest, on any Security;

(4)

waive a Default or Event of Default in the payment of principal of, premium on, if any, or interest, if any, on, the Securities (except a rescission of acceleration of the Securities by the holders of a majority in aggregate principal amount of the then- outstanding Securities and a waiver of the Payment Default that resulted from such acceleration);

(5)	make any Security payable in money other than that stated in the Securities;

(6)

make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of holders of Securities to receive payments of principal of, premium on, if any, or interest, if any, on, the Securities (other than as permitted by Section 9.02(7) hereof);

(7)	waive a redemption or repurchase payment with respect to any Security (other than a payment required by Section 4.07 or 4.09 hereof);

(8)	release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture;

(9)	make any change, supplement or waiver to Section 4.18 hereof; or

(10)	make any change in the preceding amendment, supplement and waiver provisions.

It shall not be necessary for the consent of the holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section 9.02 becomes effective, the Company shall send to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

SECTION 9.03 Reserved.

SECTION 9.04 Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a holder of a Security shall bind the holder and every subsequent holder of that Security or portion of the Security that evidences the same debt as the consenting holder’s Security, even if notation of the consent or waiver is not made on the Security. However, any such holder or subsequent holder may revoke the consent or waiver as to such holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder. An amendment or waiver becomes effective in accordance with its terms.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

SECTION 9.05 Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Company may require the holder of the Security to deliver it to the Trustee. The Trustee shall, in that case, place an appropriate notation on the Security regarding the changed terms and return it to the holder. Alternatively, if the Company so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

SECTION 9.06 Trustee to Sign Amendments. In executing, or accepting the additional trusts created by, any amendment or supplemental indenture permitted by this Article 9 or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 7.01 hereof) shall be fully protected in relying upon, an Opinion of Counsel and an Officer’s Certificate stating that the execution of such amendment or supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent to the execution have been complied with. The Trustee may, but shall not be obligated to, enter into any amendment or supplemental indentures which affect the Trustee’s own rights, duties, immunities, or indemnities under this Indenture, the Securities or otherwise. The Trustee will sign any amendment or supplemental indenture authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee.

ARTICLE 10

GUARANTEES

SECTION 10.01 Guarantees.

(a) Each Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally on an unsecured basis, to each holder and to the Trustee and its successors and assigns (1) the full and punctual payment of principal of, premium on, and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the Securities and (2) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the Securities (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor and that such Guarantor shall remain bound under this Article 10 notwithstanding any extension or renewal of any Guaranteed Obligation.

(b) To the fullest extent allowed by applicable law, each Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and will also waive notice of protest for nonpayment. To the fullest extent allowed by applicable law, each Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of each Guarantor shall not be affected by: (1) the failure of any holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person (including any Guarantor) under this Indenture, the Securities or any other agreement or otherwise; (2) any extension or renewal of any thereof; (3) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the

Securities or any other agreement; (4) the release of any security held by any holder or the Trustee for the Guaranteed Obligations or any of them; (5) the failure of any holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (6) except as set forth in Section 10.06 hereof, any change in the ownership of such Guarantor.

Each Guarantor further agrees that its Note Guarantee constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and (to the extent it may lawfully do so) will waive any right to require that any resort be had by any holder or the Trustee to any security held for payment of the Guaranteed Obligations.

(c) To the fullest extent allowed by applicable law, except as expressly set forth in Sections 8.01(b), 10.02 and 10.06 hereof, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, to the fullest extent allowed by applicable law, the obligations of each Guarantor shall not be discharged or impaired or otherwise affected by the failure of any holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

(d) Each Guarantor further agrees that its Note Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, premium on, or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

(e) In furtherance of the foregoing and not in limitation of any other right which any holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay the principal of, premium on, or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the holders or the Trustee an amount equal to the sum of (A) the unpaid amount of such Guaranteed Obligations, (B) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (C) all other monetary Guaranteed Obligations of the Company to the holders and the Trustee.

(f) Each Guarantor further agrees that, as between it, on the one hand, and the holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations hereby may be accelerated as provided in Article 6 hereof for the purposes of such Guarantor’s Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6 hereof, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section 10.01.

(g) Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any holder in enforcing any rights under this Section 10.01.

SECTION 10.02 Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

SECTION 10.03 Successors and Assigns. This Article 10 shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the holders and, in the event of any transfer or assignment of rights by any holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 10.04 No Waiver. Neither a failure nor a delay on the part of either the Trustee or the holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

SECTION 10.05 Modification. No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 10.06 Release of Guarantor. A Guarantor shall be released from its obligations under this Article 10 (other than any obligation that may have arisen under Section 10.07 hereof) without the consent of any holders:

(a) in connection with any sale or other disposition of all or substantially all of the properties or assets of that Guarantor, by way of consolidation, amalgamation, plan of arrangement, merger or otherwise, to a Person that is not (either before or after giving effect to such transaction) the Company or any Restricted Subsidiary, if the sale or other disposition does not violate Section 4.07 hereof;

(b) in connection with any sale or other disposition of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or any Restricted Subsidiary, if the sale or other disposition does not violate Section 4.07 hereof and the Guarantor ceases to be a Restricted Subsidiary as a result of the sale or other disposition;

(c) if the Company designates that Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture; or

(d) upon legal defeasance, covenant defeasance or satisfaction and discharge of this Indenture as provided under Article 8 hereof.

At the request of the Company, and the delivery to the Trustee of an Officer’s Certificate stating that all conditions precedent to such release have been satisfied, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

SECTION 10.07 Contribution. Each Guarantor that makes a payment under its Note Guarantee shall be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with IFRS.

ARTICLE 11

SATISFACTION AND DISCHARGE

SECTION 11.01 Satisfaction and Discharge.

(a) This Indenture will be discharged and will cease to be of further effect as to all Securities issued thereunder (except as to surviving rights of registration of transfer or exchange of the Securities and as otherwise specified in this Indenture), when:

(1)	either:

(A)

all Securities that have been authenticated, except lost, stolen or destroyed Securities that have been replaced or paid and Securities for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

(B)

all Securities that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, without consideration of any reinvestment of interest, to pay and discharge the entire

Indebtedness on the Securities not delivered to the Trustee for cancellation for principal of, premium on, if any, or interest, if any, on, the Securities to the date of stated maturity or redemption;

(2)

the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound (other than with respect to the borrowing of funds to be applied concurrently to make the deposit required to effect such satisfaction and discharge and any similar concurrent deposit relating to other Indebtedness, and in each case the granting of Liens to secure such borrowings);

(3)	the Company or any Guarantor has paid or caused to be paid all sums then due and payable by the Company under this Indenture; and

(4)	the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Securities at stated maturity or on the redemption date, as the case may be.

(b) In connection with any discharge under this Article 11, the Company must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

ARTICLE 12

MISCELLANEOUS

SECTION 12.01 Reserved.

SECTION 12.02 Notices. Except for such notice described in Section 4.02(c) hereof, any notice, request or communication shall be in writing (including facsimile and electronic transmission in PDF format) and delivered in person or mailed by first-class mail addressed as follows:

if to the Company or any Guarantor,

Hammerhead Resources Inc.

Eighth Avenue Place

East Tower, Suite 2700

525 8th Avenue SW

Calgary, Alberta T2P 1G1

Attention: Scott Sobie, President

Email: [***]

if to the Trustee:

Computershare Trust Company, N.A.

8742 Lucent Boulevard

Suite 225

Highlands Ranch, Colorado 80129

Attention: Corporate Trust

Email: [***]

Facsimile: [***]

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

Any notice or communication delivered to a holder of a Global Security shall be delivered in accordance with the applicable procedures of the Depositary and shall be sufficiently given if so delivered within the time prescribed.

Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods; provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Notwithstanding any other provision of this Indenture or any Security, where this Indenture or any Security provides for notice of any event (including any notice of redemption) to a Holder of a Global Security (whether by mail or otherwise), such notice shall be sufficiently given to the Depositary for such Security (or its designee) pursuant to the customary procedures of such Depositary.

SECTION 12.03 Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA § 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, any Guarantor, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

SECTION 12.04 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company or any of the Guarantors to the Trustee to take or refrain from taking any action under this Indenture, the Company or such Guarantor shall furnish to the Trustee:

(1)

an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)

an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with; provided, however, that such Opinion of Counsel shall not be required to be furnished in connection with the issuance of the Securities on the Issue Date.

SECTION 12.05 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(1)	a statement that the individual making such certificate or opinion has read such covenant or condition;

(2)	a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)

a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with (which, in the case of an Opinion of Counsel, may be limited to reliance on an Officer’s Certificate as to matters of fact); and

(4)	a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

SECTION 12.06 When Securities are Disregarded. In determining whether the holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in conclusively relying on any such direction, waiver or consent, only Securities which a Trust Officer actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

SECTION 12.07 Consent to Jurisdiction and Service of Process. The Company and each Guarantor hereby appoints CT Corporation Systems which, on the date hereof, is located at 111 Eight Avenue, New York, NY 10011, as the authorized agent thereof (the “Authorized Agent”) upon whom process may be served in any action, suit or proceeding arising out of or based on this Indenture or the Securities which may be instituted in the Supreme Court of the State of

New York or the United States District Court for the Southern District of New York, in either case in The Borough of Manhattan, The City of New York, by the holder of any Security, and to the fullest extent permitted by applicable law, the Company and each Guarantor hereby waives any objection which it may now or hereafter have to the laying of venue of any such proceeding and expressly and irrevocably accepts and submits, for the benefit of the holders from time to time of the Securities, to the nonexclusive jurisdiction of any such court in respect of any such action, suit or proceeding, for itself and with respect to its properties, revenues and assets. Such appointment shall be irrevocable unless and until the appointment of a successor authorized agent for such purpose, and such successor’s acceptance of such appointment, shall have occurred. The Company and each Guarantor agrees to take any and all actions, including the filing of any and all documents and instruments that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent with respect to any such action shall be deemed, in every respect, effective service of process upon the Company or the applicable Guarantor, as the case may be. Notwithstanding the foregoing, any action against the Company or any Guarantor arising out of or based on any Security may also be instituted by the holder of such Security in any court in the jurisdiction of organization of the Company and each Guarantor, and the Company and each Guarantor expressly accepts the jurisdiction of any such court in any such action. The Company and each Guarantor shall require the Authorized Agent to agree in writing to accept the foregoing appointment as agent for service of process.

SECTION 12.08 Waiver of Immunity. To the extent that the Company, any Guarantor or any of their respective properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any thereof, from set off or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Indenture or the Securities, the Company and each Guarantor, to the maximum extent permitted by law, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

SECTION 12.09 Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules and set reasonable requirements for their functions.

SECTION 12.10 Days Other than Business Days. If a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period. If a regular record date is not a Business Day, the record date shall not be affected.

SECTION 12.11 Governing Law. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflicts of laws principles thereof.

SECTION 12.12 No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Securities, this Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities. The waiver may not be effective to waive liabilities under U.S. federal or Canadian securities laws.

SECTION 12.13 Successors. All agreements of the Company and each Guarantor in this Indenture and the Securities shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 12.14 Severability. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.15 Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 12.16 Table of Contents; Headings. The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 12.17 WAIVER OF JURY TRIAL. THE COMPANY, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 12.18 USA PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.

SECTION 12.19 Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 12.20 Tax Matters. Each of the Company and the Trustee agrees to cooperate and to provide the other with such information as each may have in its possession to enable the determination of whether any payments pursuant to this Indenture are subject to the withholding requirements described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations, or agreements thereunder or official interpretations thereof.

SECTION 12.21 Conversion of Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due under this Indenture to the holder from U.S. dollars to another currency, the Company and each Guarantor has agreed, and each holder by holding such Security will be deemed to have agreed, to the fullest extent that the Company, each Guarantor and they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures such holder could purchase U.S. dollars with such other currency in New York City, New York on the Business Day preceding the day on which final judgment is given.

The Company’s and Guarantors’ obligations to any holder will notwithstanding any judgment in currency (the “Judgment Currency”) other than U.S. dollars be discharged only to the extent that on the Business Day following receipt by such holder or the Trustee as the case may be, of any amount in such Judgment Currency, such holder may in accordance with normal banking procedures purchase U.S. dollars with the judgment currency. If the amount of the U.S. dollars so purchased is less than the amount originally to be paid to such holder or the Trustee in the Judgment Currency (as determined in the manner set forth in the preceding paragraph), as the case may be, each of the Company and the Guarantors, jointly and severally, agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the holder and the Trustee, as the case may be, against any such loss. If the amount of the U.S. dollars so purchased is more than the amount originally to be paid to such holder or the Trustee, as the case may be, such holder or the Trustee, as the case may be, will pay the Company and the Guarantors, such excess; provided that such holder or the Trustee, as the case may be, shall not have any obligation to pay any such excess as long as any Default under the Securities or this Indenture has occurred and is continuing or if the Company or the Guarantors shall have failed to pay any holder or the Trustee any amounts then due and payable under such Security or this Indenture in which case such excess may be applied by such holder or the Trustee to such Obligations.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

HAMMERHEAD RESOURCES, INC., as Issuer

By:	/s/ Scott Sobie
	Name:	Scott Sobie
	Title:	President and Chief Executive Officer

By:	/s/ Michael Kohut
	Name:	Michael Kohut
	Title:	Senior Vice President and Chief Financial Officer

PRAIRIE LIGHTS POWER GP INC., as Guarantor

By:	/s/ Scott Rennie
	Name:	Scott Rennie
	Title:	President

By:	/s/ Michael Kohut
	Name:	Michael Kohut
	Title:	Secretary

PRAIRIE LIGHTS POWER LIMITED
PARTNERSHIP, as Guarantor
By its general partner, PRAIRIE
LIGHTS POWER GP INC.

By:	/s/ Scott Rennie
	Name:	Scott Rennie
	Title:	President

By:	/s/ Michael Kohut
	Name:	Michael Kohut
	Title:	Secretary

[Signature Page to Indenture]

COMPUTERSHARE TRUST
COMPANY, N.A., as Trustee

By:	/s/ Jerry Urbanek
	Name:	Jerry Urbanek
	Title:	Trust Officer

[Signature Page to Indenture]

PRIVATE RESALE APPENDIX

PROVISIONS RELATING TO SECURITIES

1. The Securities.

1.1 (a) Form and Dating. The Securities authenticated on the Amendment Date will be held by IAIs. The Securities may be transferred only to (i) QIBs in reliance on Rule 144A under the Securities Act (“Rule 144A”); (ii) non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act (“Regulation S”); and (iii) IAIs in reliance on other exemptions from registration under the Securities Act, in each case, subject to the restrictions on transfer set forth herein and all other applicable securities laws, including Applicable Securities Laws. (i) The Securities shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form (collectively, the “IAI Global Security”); (ii) any Securities resold pursuant to Rule 144A shall be represented by a global security in fully registered form (the “Rule 144A Global Security”); and (iii) any Securities resold pursuant to Regulation S shall be represented by a global security in fully registered form (the “Regulation S Global Security” and, together with the IAI Global Security and the 144A Global Security, the “Global Securities”), in each case without interest coupons and with the global securities legend and the applicable restricted securities legend set forth in Exhibit 1 hereto, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Securities Custodian and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in the Indenture.

Beneficial interests in a Global Security may be exchanged for interests in another Global Security if the transferor of the beneficial interest in the Global Security first delivers to the Trustee a written certificate (in the form set forth on the reverse of the Security) to the effect that such transfer is being made pursuant to the relevant exemption from registration under the Securities Act.

The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided, including to reflect PIK Payments and to reflect any increase pursuant to paragraph 2 of the Security.

(b)    Book-Entry Provisions. This Section 1.1(b) shall apply only to a Global Security deposited with or on behalf of the Depositary.

The Company shall execute and the Trustee shall, in accordance with this Section 1.1(b) and Section 1.2 hereof, authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depositary for such Global Security or Global Securities or the nominee of such Depositary and (b) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as custodian for the Depositary.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under the Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Security, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depositary as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

(c) Definitive Securities. Except as provided in Section 1.3 or 1.4 hereof, owners of beneficial interests in Global Securities shall not be entitled to receive physical delivery of Definitive Securities.

(d) PIK Payments. For the Interest Period starting from the Amendment Date and ending on July 15, 2020 (the “Initial Interest Period”) and if the Company exercises the PIK Option with respect to any other Interest Period, the Company shall pay the applicable amount of PIK Interest for such Interest Period in respect of each outstanding Security on the Interest Payment Date in respect of such Interest Period by increasing the principal amount of each such outstanding Security at the end of such Interest Period by an amount equal to the PIK Interest applicable to each such outstanding Security (rounded up to the nearest whole U.S. dollar), and an adjustment shall be made by the Trustee to reflect such increase, with respect to Global Securities, in the “Schedule of Increases or Decreases in Global Security” and, with respect to Definitive Securities, on the books and records of the Trustee (a “PIK Payment”). Following any increase in the principal amount of the outstanding Securities as a result of a PIK Payment, the Securities will bear interest on such increased principal amount from and after the date of such PIK Payment. Unless the context otherwise requires, for all purposes under this Indenture (including for purposes of calculating any redemption price or redemption amount), references to the “principal” and the “principal amount” of any Securities includes any increase in the principal amount thereof due to the addition of PIK Interest thereto as a result of any PIK Payment. If the Company desires to exercise the PIK Option with respect to an Interest Period, the Company must deliver a notice to the Trustee no later than the day that is five (5) Business Days prior to the Interest Payment Date for such Interest Period, which notice indicates (x) that the PIK Option is being exercised for such Interest Period and (y) the amount of PIK Interest that will be paid in respect of such Interest Period on such Interest Payment Date (such notice, a “PIK Notice”). For the avoidance of doubt, no PIK Notice is required to be delivered to the Trustee with respect to the Initial Interest Period.

1.2 Authentication. The Trustee (1) authenticated and delivered on the Issue Date, an aggregate principal amount of US$160,000,000 of 9.00% Senior Notes due 2022 (the “Existing Securities”), (2) shall authenticate and deliver on the Amendment Date, an aggregate principal amount of US$112,000,000 of 12.00% Senior PIK Toggle Notes due 2024 which shall amend and restate in their entirety and without novation the Existing Securities, and (3) shall execute and deliver any Additional Securities for an original issue in an aggregate principal amount specified in the written order of the Company pursuant to Section 2.02 of the Indenture. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and, in the case of any issuance of Additional Securities pursuant to Section 2.13 of the Indenture, shall certify that such issuance is in compliance with Section 4.05 of the Indenture.

1.3 Transfer and Exchange.

(a) Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Registrar with a request:

(x)	to register the transfer of such Definitive Securities; or

(y)	to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:

(i)

shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the holder thereof or its attorney duly authorized in writing; and

(ii)

if such Definitive Securities are required to bear a restricted securities legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 1.3(b) hereof or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A)	if such Definitive Securities are being delivered to the Registrar by a holder for registration in the name of such holder, without transfer, a certification from such holder to that effect;

(B)	if such Definitive Securities are being transferred to the Company, a certification to that effect; or

(C)

if such Definitive Securities are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 under the Securities Act; or (y) in reliance upon another exemption from the registration requirements of the Securities Act: (i) a certification to that effect (in the form set forth on the reverse of the Security) and (ii) if the Company or Trustee so requests, an Opinion of Counsel or other evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the legend set forth in Section 1.3(e)(i) hereof.

(b) Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Global

Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

(i)

certification, in the form set forth on the reverse of the Security, that such Definitive Security is being transferred (A) to a QIB in accordance with Rule 144A, (B) in accordance with Rule 904 of Regulation S or Rule 144 or (C) pursuant to another exemption from the registration requirements of the Securities Act; and

(ii)

written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by such Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of Securities represented by the IAI Global Security, the Rule 144A Global Security or the Regulation S Global Security, as applicable, to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the IAI Global Security, the Rule 144A Global Security or the Regulation S Global Security, as applicable, equal to the principal amount of the Definitive Security so canceled. If no IAI Global Securities, Rule 144A Global Securities or the Regulation S Global Securities, as applicable, are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officer’s Certificate of the Company, a new IAI Global Security, Rule 144A Global Security or Regulation S Global Security, as applicable, in the appropriate principal amount.

(c)	Transfer and Exchange of Global Securities.

(i)

The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with the Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Security shall deliver to the Registrar a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in the Global Security. The Registrar shall, in accordance with such instructions, instruct the Depositary to credit to the account of the Person specified in such instructions a beneficial interest in the Global Security and to debit the account of the Person making the transfer of the beneficial interest in the Global Security being transferred.

(ii)

If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Security from which such interest is being transferred.

(iii)

Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 1.4 hereof), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(iv)

In the event that a beneficial interest in a Global Security is exchanged for Definitive Securities pursuant to Section 1.4 hereof, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 1.3 (including the certification requirements set forth on the reverse of the Securities intended to ensure that such transfers comply with Rule 144A, Regulation S or another applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

(d)	Reserved.

(e)	Legend.

(i)

Except as permitted by the following paragraph (ii), each Security certificate evidencing the Global Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY

AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[IN THE CASE OF IAI AND RULE 144A SECURITIES: THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.]/[IN THE CASE OF REGULATION S SECURITIES: THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.]

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE COMPANY (THOUGH THE COMPANY IS UNDER NO OBLIGATION TO PURCHASE SUCH SECURITIES), (II) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (V) PURSUANT TO AN EFFECTIVE

REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER, (2) NOT A U.S. PERSON AND IS OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (K)(2) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT OR (3) AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT. IN ANY CASE THE HOLDER HEREOF WILL NOT DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY EXCEPT AS PERMITTED BY THE SECURITIES ACT.

UNLESS PERMITTED UNDER APPLICABLE SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE LATER OF (I) JULY 10, 2017, AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY OF CANADA.

Each Definitive Security shall also bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Each Security issued with original issue discount shall bear the following additional legend:

THIS SECURITY HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). UPON WRITTEN REQUEST TO THE COMPANY AT EIGHTH AVENUE PLACE, EAST TOWER, SUITE 2700, 525 8TH AVENUE SW, CALGARY, ALBERTA T2P 1G1, THE COMPANY WILL PROMPTLY

MAKE AVAILABLE TO ANY HOLDER OF THIS SECURITY THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND DATE OF THE SECURITY, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE SECURITY AND (3) THE YIELD TO MATURITY OF THE SECURITY.

(ii)

Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legend set forth above (other than the last paragraph thereof unless such legend can be removed pursuant to its terms) and rescind any restriction on the transfer of such Transfer Restricted Security, if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Security).

(f) Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, purchased or canceled, such Global Security shall be returned to the Depositary for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, redeemed, purchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

(g)	No Obligation of the Trustee.

(i)

The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the holders and all payments to be made to holders under the Securities shall be given or made only to or upon the order of the registered holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may conclusively rely and shall be fully protected in conclusively relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(ii)

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

1.4 Definitive Securities.

(a) A Global Security deposited with the Depositary or with the Trustee as Securities Custodian for the Depositary pursuant to Section 1.1 hereof shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 1.3 hereof and (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security and the Depositary fails to appoint a successor depositary or if at any time such Depositary ceases to be a “clearing agency” registered under the Exchange Act and, in either case, a successor depositary is not appointed by the Company within 90 days of such notice, (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Securities under the Indenture.

(b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 1.4 shall be surrendered by the Depositary to the Trustee at its designated corporate trust office, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section 1.4 shall be executed, authenticated and delivered only in denominations of US$1.00 principal amount (subject to the US$1.00 minimum denomination) and any integral multiple thereof and registered in such names as the Depositary shall direct. Any Definitive Security delivered in exchange for an interest in a Global Security shall, except as otherwise provided by Section 1.3(e) hereof, bear the applicable restricted securities legend and definitive securities legend set forth in Exhibit 1 hereto.

(c) Subject to the provisions of Section 1.4(b) hereof, the registered holder of a Global Security shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under the Indenture or the Securities.

(d) In the event of the occurrence of one of the events specified in Section 1.4(a) hereof, the Company shall promptly make available to the Trustee a reasonable supply of Definitive Securities in definitive, fully registered form without interest coupons. In the event that such Definitive Securities are not issued, the Company expressly acknowledges, with respect to the right of any holder to pursue a remedy pursuant to Article 6 of the Indenture, the right of any beneficial owner of Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial owner’s Securities as if such Definitive Securities had been issued.

EXHIBIT 1

TO

PRIVATE RESALE APPENDIX

[FORM OF FACE OF SECURITY]

[Global Securities Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[IN THE CASE OF IAI AND RULE 144A SECURITIES: THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.]/[IN THE CASE OF REGULATION S SECURITIES: THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.]

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE COMPANY (THOUGH THE COMPANY IS UNDER NO OBLIGATION TO PURCHASE SUCH SECURITIES), (II) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL

BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER, (2) NOT A U.S. PERSON AND IS OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (K)(2) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT OR (3) AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT. IN ANY CASE THE HOLDER HEREOF WILL NOT DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY EXCEPT AS PERMITTED BY THE SECURITIES ACT.

UNLESS PERMITTED UNDER APPLICABLE SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE LATER OF (I) JULY 10, 2017, AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY OF CANADA.

[Definitive Securities Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

[Original Issue Discount Legend]

THIS SECURITY HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). UPON WRITTEN REQUEST TO THE COMPANY AT EIGHTH AVENUE PLACE, EAST TOWER, SUITE 2700, 525 8TH AVENUE SW, CALGARY, ALBERTA T2P 1G1, THE COMPANY WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS SECURITY THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND DATE OF THE SECURITY, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE SECURITY AND (3) THE YIELD TO MATURITY OF THE SECURITY.

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CUSIP

ISIN

No.	US$

12.00% Senior PIK Toggle Notes due 2024

Hammerhead Resources Inc. (f/k/a Canadian International Oil Corp.), a corporation incorporated under the Business Corporations Act (Alberta), promises to pay to Cede & Co., or registered assigns, the principal sum of US$         (as such sum may be increased or decreased as reflected on the Schedule of Increases or Decreases in the Global Security attached hereto) on July 10, 2024.

Interest Payment Dates: July 15 and January 15; commencing July 15, 2020.

Record Dates: July 1 and January 1 of each year.

Additional provisions of this Security are set forth on the other side of this Security.

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IN WITNESS WHEREOF, Hammerhead Resources Inc. has caused this instrument to be duly executed.

HAMMERHEAD RESOURCES INC.

By:

Name:	Name:
Title:	Title:

Dated:

CERTIFICATE OF AUTHENTICATION

Computershare Trust Company, N.A., as Trustee, certifies that this is one of the Securities referred to in the Indenture.

By:

Authorized Signatory
Dated:

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[FORM OF REVERSE SIDE OF SECURITY]

12.00% Senior PIK Toggle Notes due 2024

1. Interest

Hammerhead Resources Inc. (f/k/a Canadian International Oil Corp.), a corporation incorporated under the Business Corporations Act (Alberta) (the “Company”) and its successors and assigns under the Indenture hereinafter referred to, promises to pay with respect to each Interest Period (other than for the Interest Period ending on but excluding July 15, 2020 (the “Initial Interest Period”)) interest on the principal amount of this Security in cash or, with respect to any Interest Period with respect to which the Company exercises the PIK Option, in PIK Interest, at a rate per annum equal to 12.00%.

For the Initial Interest Period, the Company promises to pay an aggregate of US$970,667.00 in PIK Interest on the principal amount of this Security on July 15, 2020.

Following the Initial Interest Period, for any other Interest Period, the Company, in its sole discretion, may elect to pay 100% of the interest with respect to such Interest Period in kind (the “PIK Option”). In the event that the Company exercises the PIK Option with respect to any Interest Period, the Company promises to pay with respect to such Interest Period interest in kind on the principal amount of this Security at a rate per annum equal to 12.00%.

For purposes of this Security and the Indenture, (x) the interest that is payable in kind in respect of the Initial Interest Period and any other Interest Period in which the Company exercises the PIK Option is referred to as “PIK Interest” and (y) “Interest Period” means the period commencing on and including an Interest Payment Date and ending on but excluding the next succeeding Interest Payment Date, it being understood that the Initial Interest Period commenced on and includes the Amendment Date, and ends on and excludes July 15, 2020.

In the event that the Company elects to exercise the PIK Option with respect to any Interest Period, it shall deliver a PIK Notice to the Trustee no later than the day that is five (5) Business Days prior to the Interest Payment Date for such Interest Period, which PIK Notice indicates (x) that the PIK Option is being exercised for such Interest Period and (y) the amount of PIK Interest that will be paid on such Interest Payment Date. The Company shall be deemed to have exercised the PIK Option with respect to any Interest Period if it delivers a PIK Notice for such Interest Period in accordance with the immediately preceding sentence and will be deemed to not have exercised a PIK Option for any Interest Period if it does not deliver a PIK Notice with respect to such Interest Period in accordance with the immediately preceding sentence. For the avoidance of doubt, no PIK Notice is required to be delivered to the Trustee with respect to the Initial Interest Period.

The Company shall pay the applicable amount of any PIK Interest for any applicable Interest Period in respect of this Security on the Interest Payment Date in respect of such Interest Period by increasing the principal amount of this Security at the end of such Interest Period by the amount of such PIK Interest (rounded up to the nearest whole U.S. dollar) and the Company shall otherwise follow the procedures relating to the payment of PIK Interest described in the Indenture and the Private Resale Appendix Following any increase in the principal amount of this Security

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as a result of a PIK Payment, this Security will bear interest on such increased principal amount from and after the date of such PIK Payment. Unless the context otherwise requires, for all purposes under this Indenture (including for purposes of calculating any redemption price or redemption amount), references to the “principal” and the “principal amount” of any Securities includes any increase in the principal amount thereof due to the addition of PIK Interest thereto as a result of any PIK Payment.

The Company shall pay interest semiannually on July 15 and January 15 of each year or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). The Interest Payment Date with respect to Initial Interest Period shall be July 15, 2020. Interest on the Securities shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance. Interest will be computed on the basis of a 360-day year of twelve 30-day months. For purposes of disclosure pursuant to the Interest Act (Canada), the annual rate of interest to which the rate of interest provided on this Security is equivalent is the rate so determined multiplied by the actual number of days in the applicable calendar year and divided by 360.

Notwithstanding anything to the contrary and for the avoidance of doubt, (a) the payment of any accrued and unpaid interest in connection with any redemption or repurchase of Securities pursuant to Article 3 of the Indenture, paragraph 5(b) of the Securities, Section 4.07 of the Indenture or Section 4.09 of the Indenture, as applicable, (b) the payment of any accrued and unpaid interest in connection with any defeasance or satisfaction and discharge of the Indenture, (c) the payment of any accrued and unpaid interest on the maturity date of the Securities and (d) the payment of any accrued and unpaid interest upon any acceleration of the Securities shall, in each case of clauses (a), (b), (c) and (d), be made solely in cash.

2. Method of Payment

Except as provided in paragraph 1 above, the Company shall pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the July 1 or January 1 next preceding the Interest Payment Date even if Securities are canceled after the record date and on or before the Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. Except as provided in paragraph 1 above with respect to PIK Interest, the Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Except as provided in paragraph 1 above with respect to PIK Interest, payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depositary. Except as provided in paragraph 1 above with respect to PIK Interest, the Company shall make all payments in respect of a certificated Security (including principal, premium and interest) by mailing a check to the registered address of each holder thereof; provided, however, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

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3. Paying Agent and Registrar

Initially, Computershare Trust Company, N.A. (the “Trustee”) will act as Paying Agent and Registrar and transfer agent. The Company may appoint and change any Paying Agent, Registrar, co-registrar or transfer agent without notice. The Company or any of the Guarantors may act as Paying Agent, Registrar or co-registrar.

4. Indenture

The Company issued the Securities under an indenture, dated as of July 10, 2017 (as amended and restated on June 19, 2020 and as further amended or supplemented from time to time, the “Indenture”), among the Company, the Guarantors from time to time party thereto and the Trustee. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture for a statement of those terms.

The Securities are unsecured obligations of the Company. The Company shall be entitled, subject to its compliance with Section 4.05 of the Indenture, to issue Additional Securities pursuant to Section 2.13 of the Indenture. The Securities issued on the Amendment Date and any Additional Securities will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Company and its subsidiaries to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; issue or sell capital stock of subsidiaries; engage in transactions with affiliates; create liens on assets; transfer or sell assets; guarantee indebtedness; restrict dividends or other payments of subsidiaries; and consolidate, merge or transfer all or substantially all of their assets and the assets of their subsidiaries. These covenants are subject to important exceptions and qualifications.

5. Optional Redemption

(a) If the Required Equity Investments are made on or before September 30, 2020, the Company may redeem up to US$24.0 million in aggregate principal amount of Securities (upon not less than ten days’ notice following the making of such Required Equity Investments) at an aggregate redemption price of US$1.00, plus accrued and unpaid interest, if any, on the Securities redeemed, to, but not including, the applicable date of redemption. For the avoidance of doubt, any such accrued and unpaid interest payable on the Securities redeemed pursuant to this paragraph 5(a) shall be payable in PIK Interest.

(b) On or after the Amendment Date, the Company may on any one or more occasions redeem all but not less than all of the Securities then outstanding, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Securities to be redeemed, plus accrued and unpaid interest, if any, on the Securities redeemed, to, but not including, the applicable date of redemption.

(c) Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Securities or portions thereof called for redemption on the applicable redemption date. Any redemption may, at the Company’s discretion, be subject to any one or more of the following conditions precedent, (i) completion of a Change of Control, (ii) completion of an Equity Offering and (iii) the incurrence of Indebtedness referred to in Section 4.05(b)(15) of the Indenture.

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(d) If the Securities are accelerated or otherwise become due prior to their maturity date, in each case, as a result of an Event of Default on or after the Amendment Date, the amount of principal of, accrued and unpaid interest and premium on the Securities that becomes due and payable shall equal the redemption price applicable with respect to an optional redemption of the Securities, in effect on the date of such acceleration as if such acceleration were an optional redemption of the Securities accelerated.

(e) If the optional redemption date is on or after an interest record date and on or before the related Interest Payment Date, the accrued and unpaid interest on the Securities, if any, will be paid to the Person in whose name the Security is registered at the close of business on such record date, and no additional interest will be payable to holders whose Securities will be subject to redemption by the Company.

(f) The Company shall cause notice of such redemption to be sent to each holder of Securities to be redeemed not less than 30 nor more than 60 days prior to the redemption date, except (i) in the case of the redemption set out in paragraph 5(a) above and (ii) that redemption notices issued in connection with a defeasance of the Securities or a satisfaction or discharge of the Indenture may be sent more than 60 days prior to the redemption date.

6. Notice of Redemption

Notice of redemption will be sent to holders of Securities as set forth in paragraph 5 of the Securities to each holder of Securities to be redeemed at his registered address. Securities in denominations larger than US$1.00 principal amount may be redeemed in part but only in whole multiples of US$1.00. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7. Mandatory Redemption

The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Securities. However, under certain circumstances, the Company may be required to offer to purchase the Securities in accordance with Section 4.09 of the Indenture. The Company may acquire Securities by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the Indenture.

8. Put Provisions

Upon a Change of Control, any holder of Securities will have the right to require the Company to repurchase all or any part of the Securities of such holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive

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interest due on the related Interest Payment Date) as provided in, and subject to the terms of, the Indenture. In addition, in the event of certain Asset Dispositions, the Company may be required to use the proceeds thereof to make an offer to the holders to purchase Securities at a purchase price of 101% of their principal amount, plus accrued but unpaid interest, in accordance with the procedures set forth in the Indenture.

9. Guarantee

The payment by the Company of the principal of, and premium and interest on, the Securities and other obligations under the Indenture is fully and unconditionally guaranteed on a joint and several senior basis by each of the Guarantors to the extent set forth in the Indenture.

10. Denominations; Transfer; Exchange

The Securities are in registered form without coupons in denominations of US$1.00 principal amount and integral multiples of US$1.00 in excess thereof. A holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

11. Persons Deemed Owners

The registered holder of this Security may be treated as the owner of it for all purposes.

12. Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, holders entitled to the money must look only to the Company and not to the Trustee for payment.

13. Discharge and Defeasance

Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee sufficient money or U.S. Government Obligations (as certified by an independent firm of certified public accountants) for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

14. Amendment; Waiver

Subject to certain exceptions set forth in the Indenture, (a) the Indenture and the Securities may be amended with the written consent of the holders of a majority in principal amount of the then-outstanding Securities and (b) any default or noncompliance with any provision may be waived with the written consent of the holders of a majority in principal amount of the then-

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outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any holder of Securities, the Company, the Guarantors and the Trustee shall be entitled to amend the Indenture and the Securities to cure any ambiguity, defect or inconsistency, or to comply with Article 5 of the Indenture, or to make a change that would provide additional rights or benefits to holders or that does not adversely affect the legal rights under the Indenture of any holder, or to provide for the issuance of additional Securities in accordance with the limitations set forth in the Indenture as of the date of the Indenture, or to secure the Securities or the Note Guarantees pursuant to Section 4.10 of the Indenture, or to add any additional Guarantor or to evidence the release of any Guarantor from its Note Guarantee, or to evidence or provide for the acceptance of appointment under the Indenture of a successor trustee.

15. Defaults and Remedies

Under the Indenture, Events of Default include: (a) default for 30 days in payment of interest on the Securities; (b) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon acceleration or otherwise, or failure by the Company to redeem or purchase Securities when required; (c) failure by the Company or any Guarantor to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (d) failure by the Company or any Restricted Subsidiary for 60 days after receiving notice from the Trustee or 25% in aggregate principal amount of the Securities to comply with the agreements in the Indenture; (e) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company, any Guarantor or any Significant Subsidiary if the amount accelerated (or so unpaid) exceeds C$5.0 million; (f) certain judgments or decrees for the payment of money in excess of C$5.0 million; (g) certain defaults with respect to the Guarantees; and (h) certain events of bankruptcy or insolvency with respect to the Company, the Guarantors and the Significant Subsidiaries. In case of an Event of Default arising from non-compliance with Section 4.18 of the Indenture, the Trustee or any affected holder may declare all the Securities to be due and payable immediately by notice in writing to the Company specifying the Event of Default. If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, the holders of a majority in principal amount of the then-outstanding Securities may direct the Trustee in its exercise of any trust or power. Subject to certain exceptions set forth in this Indenture, the Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is not opposed to the interest of the holders.

16. Trustee Dealings with the Company

Subject to certain limitations imposed by the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

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17. No Recourse Against Others

A director, officer, employee, incorporator or equityholder, as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company under the Securities or the Indenture or of any Guarantor under its Note Guarantee or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

18. Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19. Abbreviations

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20. CUSIP and ISIN Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Securities and have directed the Trustee to use CUSIP and ISIN numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

21. Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company shall furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to: Hammerhead Resources Inc., Eighth Avenue Place, East Tower, Suite 2700, 525 8th Avenue SW, Calgary, Alberta T2P 1G1, Attention: Scott Sobie, President.

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ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date: Your Signature:

Sign exactly as your name appears on the other side of this Security.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of one year after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

☐	to the Company; or

(1)	☐	pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); or

(2)	☐	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act; or

(3)	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act; or

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(4)	☐	pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

(5)	☐	to an institutional “accredited investor” (as defined in Rule 501(a)(1),(2),(3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements and, if required, an Opinion of Counsel.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4) of (5) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Signature

Signature Guarantee:

Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
Notice: To be executed by an executive officer

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SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Security	Amount of increase in principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 4.07 or 4.09 of the Indenture, check the box:  ☐

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.07 or 4.09 of the Indenture, state the amount in principal amount: US$        .

Dated:	Your Signature:
(Sign exactly as your name appears
on the other side of this Security.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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EXHIBIT A

Form of

Transferee Letter of Representation

Computershare Trust Company, N.A.

8742 Lucent Boulevard

Suite 225

Highlands Ranch, Colorado 80129

Attention: Corporate Trust

Email: [***]

Facsimile: [***]

Ladies and Gentlemen:

This certificate is delivered to request a transfer of US$[        ] principal amount of the 12.00% Senior PIK Toggle Notes due 2024 (the “Securities”) of Hammerhead Resources Inc. (the “Company”).

Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

1. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least US$250,000 principal amount of the Securities (or, if less than US$250,000, we are furnishing herewith an Opinion of Counsel that such purchase is in compliance with the Securities Act), and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we invest in or purchase securities similar to the Securities in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

2. We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date that is one year after the later of the date of original issue and the last date on which the Company was or any affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (i) to the Company, (ii) to a person whom the seller reasonably believes is a “qualified institutional buyer” in a transaction meeting the requirements of Rule 144A under the Securities Act, (iii) outside the United States in a transaction complying with the provisions of Rule 904 under the Securities Act, (iv) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if available) or (v) pursuant to an effective registration statement under the Securities Act, in each of cases (i) through (v) subject to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clause (iii) or (iv) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Company and the Trustee.

TRANSFEREE:

By:

EXHIBIT B

Form of

Supplemental Indenture to be delivered by subsequent Guarantors

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of                     , among                      (the “Guaranteeing Subsidiary[ies]”), [each] a subsidiary of Hammerhead Resources Inc. (f/k/a Canadian International Oil Corp.) (or its permitted successor), a corporation organized under the laws of Alberta (the “Company”), the Company the Guarantors and Computershare Trust Company, N.A., as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company and the Guarantors have heretofore executed and delivered to the Trustee an indenture, dated as of July 10, 2017 (as amended and restated on June 19, 2020 and as further amended, amended and restated or supplemented from time to time, the “Indenture”), providing for the issuance of the Company’s 12.00% Senior PIK Toggle Notes due 2024 (collectively, the “Securities”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary[ies] shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary[ies] shall unconditionally guarantee all of the Company’s Obligations under the Securities and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary[ies] covenants and agrees for the equal and ratable benefit of the holders of the Securities as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary[ies] hereby agree(s) to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.

3. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Securities, the Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

4. WAIVER OF JURY TRIAL. Each of the Company, the Guaranteeing Subsidiary[ies] and the Trustee hereby irrevocably waives to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Supplemental Indenture or the Securities contemplated hereby.

5. GOVERNING LAW. This Supplemental Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflicts of laws principles thereof.

6. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

8. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary[ies].

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:                     ,

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

HAMMERHEAD RESOURCES INC.

By:
Name:
Title:

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory